As filed with the Securities and Exchange Commission on July 23, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aegon N.V.	AEGON FUNDING COMPANY LLC
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Not Applicable	Delaware
(Translation of Registrant’s name into English)	(State or other jurisdiction of incorporation or organization)

The Netherlands	42-1489646
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Not Applicable	Corporation Trust Center
(I.R.S. Employer Identification No.)	1209 Orange Street Wilmington, DE 19801
Aegonplein 50	(302) 658-7581
PO Box 85	(Address and telephone number of Registrant’s principal executive offices)
2501 CB The Hague
The Netherlands +31-70-344-8305
(Address and telephone number of Registrant’s principal executive offices)

Karyn Polak

Senior Vice President and General Counsel

AEGON Funding Company LLC

c/o Transamerica Corporation

100 Light Street, B1

Baltimore, MD 21202

(443) 475-3480

(Name, address, and telephone number of agent for service)

Copy of communications to:

A. Peter Harwich, Esq.

Latham & Watkins LLP

885 Third Avenue

New York, NY 10020

(212) 906-1899

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares, euro 0.12 par value(3)
Debt securities(4)
Warrants(5)	Indeterminate(1)	Indeterminate(1)	Indeterminate(1)	$0(2)
Guarantees(6)
Purchase contracts(7)
Units(8)

(1)

The Registrants, Aegon N.V. and AEGON Funding Company LLC, are registering (i) an indeterminate number of common shares of Aegon N.V., (ii) an indeterminate principal amount of debt securities of Aegon N.V. and AEGON Funding Company LLC, and (iii) an indeterminate number of guarantees for separate consideration, warrants, purchase contracts of Aegon N.V. and AEGON Funding Company LLC, as may from time to time be offered at indeterminate prices. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement.

(2)	In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee.
(3)

Includes such indeterminate number of common shares of Aegon N.V. as may be sold from time to time by Aegon N.V., including sales upon the exercise of warrants or delivery upon settlement of purchase contracts. Also includes such indeterminate number of common shares as may be issued from time to time upon conversion or exchange of securities registered hereunder that are convertible or exchangeable into common shares, to the extent any of such securities are, by their terms, convertible or exchangeable for common shares. No separate consideration will be received for common shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities without separate consideration.

(4)

Including such indeterminate number of debt securities as may be sold from time to time by Aegon N.V. or AEGON Funding Company LLC, including sales upon the exercise of warrants or delivery upon settlement of purchase contracts. Also includes such indeterminate number of debt securities as may be issued from time to time upon conversion or exchange of securities registered hereunder that are convertible or exchangeable into common shares, to the extent any of such securities are, by their terms, convertible or exchangeable for common shares. No separate consideration will be received for common shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities without separate consideration. Debt securities issued by AEGON Funding Company LLC will be fully and unconditionally guaranteed by Aegon N.V. No separate consideration will be received from investors for such guarantees.

(5)

Such indeterminate number of warrants as may be sold from time to time by Aegon N.V. or AEGON Funding Company LLC, representing rights to purchase any other securities. Warrants may be sold separately or with any other securities registered hereunder.

(6)

Guarantees registered hereunder may or may not be issued for separate consideration. With respect to guarantees issued in connection with securities of AEGON Funding Company LLC, no separate consideration will be received from investors for such guarantees.

(7)	Includes an indeterminate number of common shares to be issuable by Aegon N.V. upon settlement of purchase contracts.
(8)	Includes an indeterminate number of securities to be sold as units consisting of more than one type of security registered hereunder.

PROSPECTUS

Aegon N.V.

(a Netherlands public company with limited liability)

and

AEGON Funding Company LLC

(a Delaware limited liability company)

Ordinary Shares

Debt Securities

Warrants

Guarantees

Purchase Contracts

Units

Aegon N.V. may offer its common shares, senior or subordinated debt securities, including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units for sale through this prospectus.

AEGON Funding Company LLC may offer senior or subordinated debt securities including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units, in each case guaranteed by Aegon N.V., for sale through this prospectus.

We may offer these securities from time to time in one or more offerings through this prospectus. We may also offer any combination of these securities.

Each time we offer and sell or otherwise dispose of the securities described in this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to the offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in these securities involves risks. See “Risk Factors” beginning on page 365 of Aegon N.V.’s annual report on Form 20-F for the year ended December 31, 2019 as well as the risk factors included in the applicable prospectus supplement or pricing supplement.

Our common shares are listed on the Official Segment of the stock market of Euronext Amsterdam under the symbol “AGN” and are also listed on the New York Stock Exchange under the symbol “AEG”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 23, 2020

FORWARD LOOKING STATEMENTS

The statements contained and incorporated by reference in this prospectus and any accompanying prospectus supplement that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. The following are words that identify such forward-looking statements: “aim,” “believe,” “estimate,” “intend,” “target,” “may,” “expect,” “anticipate,” “predict,” “project,” “counting on,” “plan,” “continue,” “want,” “forecast,” “goal,” “should,” “would,” “could,” “is confident,” “will” and similar expressions as they relate to us. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which merely reflect company expectations at the time of writing. Actual results may differ materially from expectations conveyed in forward-looking statements due to changes caused by various risks and uncertainties. Such risks and uncertainties include but are not limited to the following:

•	Changes in general economic and/or governmental conditions, particularly in the United States, the Netherlands and the United Kingdom;

•	Changes in the performance of financial markets, including emerging markets, such as with regard to:

•	The frequency and severity of defaults by issuers in our fixed income investment portfolios;

•	The effects of corporate bankruptcies and/or accounting restatements on the financial markets and the resulting decline in the value of the equity and debt securities we hold; and

•	The effects of declining creditworthiness of certain public sector securities and the resulting decline in the value of government exposure that we hold;

•	Changes in the performance of our investment portfolio and decline in ratings of our counterparties;

•

Lowering of one or more of our debt ratings issued by recognized rating organizations and the adverse impact such action may have on our ability to raise capital and on its liquidity and financial condition;

•

Lowering of one or more of insurer financial strength ratings of our insurance subsidiaries and the adverse impact such action may have on the written premium, policy retention, profitability and liquidity of its insurance subsidiaries;

•	The effect of the European Union’s Solvency II requirements and other regulations in other jurisdictions affecting the capital we are required to maintain;

•	Changes affecting interest rate levels and continuing low or rapidly changing interest rate levels;

•	Changes affecting currency exchange rates, in particular the EUR/USD and EUR/GBP exchange rates;

•

Changes in the availability of, and costs associated with, liquidity sources such as bank and capital markets funding, as well as conditions in the credit markets in general such as changes in borrower and counterparty creditworthiness;

•	Increasing levels of competition in the United States, the Netherlands, the United Kingdom and emerging markets;

•

Catastrophic events, either manmade or by nature, including by way of example acts of God, acts of terrorism, acts of war and pandemics, could result in material losses and significantly interrupt our business;

•	The frequency and severity of insured loss events;

•	Changes affecting longevity, mortality, morbidity, persistence and other factors that may impact the profitability of our insurance products;

•

Our projected results are highly sensitive to complex mathematical models of financial markets, mortality, longevity, and other dynamic systems subject to shocks and unpredictable volatility. Should assumptions to these models later prove incorrect, or should errors in those models escape the controls in place to detect them, future performance will vary from projected results;

•	Reinsurers to whom we have ceded significant underwriting risks may fail to meet their obligations;

•

Changes in customer behavior and public opinion in general related to, among other things, the type of products we sell, including legal, regulatory or commercial necessity to meet changing customer expectations;

•	Customer responsiveness to both new products and distribution channels;

•

As our operations support complex transactions and are highly dependent on the proper functioning of information technology, operational risks such as system disruptions or failures, security or data privacy breaches, cyberattacks, human error, failure to safeguard personally identifiable information, changes in operational practices or inadequate controls including with respect to third parties with which we do business may disrupt our business, damage our reputation and adversely affect our results of operations, financial condition and cash flows;

•

The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including our ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	Our failure to achieve anticipated levels of earnings or operational efficiencies as well as other cost saving and excess cash and leverage ratio management initiatives;

•	Changes in the policies of central banks and/or governments;

•	Litigation or regulatory action that could require us to pay significant damages or change the way we do business;

•	Competitive, legal, regulatory, or tax changes that affect profitability, the distribution cost of or demand for our products;

•

Consequences of an actual or potential break-up of the European monetary union in whole or in part, or the exit of the United Kingdom from the European Union and potential consequences if other European Union countries leave the European Union;

•

Changes in laws and regulations, particularly those affecting our operations’ ability to hire and retain key personnel, taxation of our companies, the products we sell, and the attractiveness of certain products to our consumers;

•	Regulatory changes relating to the pensions, investment, and insurance industries in the jurisdictions in which we operate;

•

Standard setting initiatives of supranational standard setting bodies such as the Financial Stability Board and the International Association of Insurance Supervisors or changes to such standards that may have an impact on regional (such as EU), national or US federal or state level financial regulation or the application thereof to us, including our designation by the Financial Stability Board as a Global Systemically Important Insurer (G-SII); and

•

Changes in accounting regulations and policies or a change by us in applying such regulations and policies, voluntarily or otherwise, which may affect our reported results, shareholders’ equity or regulatory capital adequacy levels.

Further details of potential risks and uncertainties affecting us are described in our filings with the Netherlands Authority for the Financial Markets and the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. Except as required by any applicable law or regulation, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission utilizing the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of the securities. The prospectus supplement and, if applicable, the pricing supplement may add to or update or change information about us contained in this prospectus. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under “Where You Can Find More Information About Us” and “Incorporation of Certain Information We File with the SEC”.

AEGON N.V.

With roots dating back more than 175 years, Aegon N.V., through its member companies, which we collectively refer to as “Aegon” or the “Aegon Group”, is a global financial services company with its headquarters in The Hague, the Netherlands. Our common shares are listed on the Official Segment of the stock market of Euronext Amsterdam, the principal market for our common shares, on which they trade under the symbol “AGN”. Our common shares are also listed on the New York Stock Exchange under the symbol “AEG”. Aegon operates in more than 20 countries in the Americas, Europe and Asia, and serves millions of customers. Its main markets are the United States, the Netherlands and the United Kingdom. Aegon encourages product innovation and fosters an entrepreneurial spirit within its businesses. New products and services are developed by local business units with a continuous focus on helping people take responsibility for their financial future. Aegon uses a multi-brand, multi-channel distribution approach to meet its customers’ needs. Aegon faces intense competition from a large number of other insurers, as well as non-insurance financial services companies such as banks, broker-dealers and asset managers, for individual customers, employer and other group customers and agents and other distributors of insurance and investment products.

Aegon N.V. is a holding company. Aegon’s products and services include insurance, long-term savings, banking and asset management. Aegon’s operations are conducted through its operating subsidiaries. Aegon’s headquarters are located at Aegonplein 50, P.O. Box 85, 2501 CB The Hague, the Netherlands (telephone +31-70-344-8305; internet: www.aegon.com).

AEGON FUNDING COMPANY LLC

AEGON Funding Company LLC (“AFC”) was incorporated on May 21, 1999 under the laws of the State of Delaware under the name AEGON Funding Corp. and was converted from a Delaware corporation to a Delaware limited liability company effective as of April 28, 2008. AFC is an indirect wholly owned subsidiary of Aegon N.V. and has no subsidiaries of its own.

AFC was established as a financing vehicle to be used to raise funds for the U.S. subsidiaries of Aegon. AFC’s registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, and the telephone number of this office is 1-302-658-7581.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before acquiring any of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in our securities.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual reports with and furnish other information to the U.S. Securities and Exchange Commission (the “SEC”). You may read and copy any document that we have filed with or furnished to the SEC through the SEC’s web site at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

As permitted by the SEC, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to “incorporate by reference” information into this prospectus, which means that:

•	incorporated documents are considered part of this prospectus; and

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes this prospectus; and

•	information that is more recent that is included in this prospectus automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus.

We incorporate by reference into this prospectus our documents listed below. Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-10882.

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2019;

•	Report on Form 6-K furnished to the SEC on April 6, 2020, relating to the agenda of Aegon’s Annual General Meeting of Shareholders and Aegon’s Forward-looking statements;

•	Report on Form 6-K furnished to the SEC on May 12, 2020, relating to Aegon’s first quarter 2020 results;

•	Report on Form 6-K furnished to the SEC on May 15, 2020, relating to resolutions passed at the annual general meeting of shareholders of Aegon N.V.;

•	Report on Form 6-K furnished to the SEC on July 13, 2020, relating to the presentational change of Solvency II ratios following industry-wide guidelines published by the Dutch Central Bank;

•

each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus and the registration statement:

•	reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

•	reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.

These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows or by visiting our website at www.aegon.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.

Investor Relations

Aegon N.V.

Aegonplein 50

2591 TV The Hague

The Netherlands

Tel: +31-70-344-8305

Tel: 1-877-548-9668 (US toll-free number)

E-mail: ir@aegon.com

No person is authorized to give any information or represent anything not contained in this prospectus. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

AFC does not, and will not, file separate reports with the SEC.

FINANCIAL INFORMATION

Except as otherwise noted, we present the financial statement amounts in this prospectus and in the documents incorporated by reference in this prospectus in accordance with International Financial Reporting Standards as adopted by the European Union and International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).

We have derived the financial data in this prospectus presenting year-end figures from our audited consolidated financial statements. We have derived all financial data in this prospectus presenting interim figures from unaudited financial statements.

As used in this prospectus, “dollar”, “USD” and “$” refer to the U.S. dollar and “euro,” “EUR” and “€” refers to the lawful currency of the member states of the European Monetary Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

ENFORCEMENT OF CIVIL LIABILITIES

Aegon N.V. is a Dutch company located in the Netherlands. Many of our directors and officers are residents of the Netherlands or countries other than the United States. In addition, although we have substantial assets in the United States, a large portion of our assets and the assets of our directors and officers are located outside of the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. Federal securities laws:

•	to effect service of process within the United States upon Aegon N.V. and our directors and officers located outside the United States;

•	to enforce in U.S. courts or outside the United States judgments obtained against those persons in U.S. courts;

•	to enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the United States; and

•

to enforce against those persons in the Netherlands, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. Federal securities laws.

The United States and the Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters, except arbitration awards. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely upon the federal securities laws, would not be directly enforceable in the Netherlands. However, if the party in whose favor a final judgment is rendered brings a new suit in a competent court in the Netherlands, such party may submit to the Dutch court the final judgment that has been rendered in the United States. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that proper legal procedures have been observed, the court in the Netherlands would, in principle, give binding effect to the final judgment that has been rendered in the United States unless such judgment contravenes Dutch public policy.

A shareholder of a company incorporated under the laws of the Netherlands cannot sue individual members of the supervisory board or executive board derivatively; that is, in the name of and for the benefit of Aegon N.V.

Moreover, under Dutch law, the duties owed by members of the Aegon N.V. Supervisory Board and Aegon N.V. Executive Board are owed primarily to Aegon N.V. and our businesses, not to our shareholders. This may limit the rights of the shareholders of a Dutch company to sue members of its supervisory or executive boards. On January 1, 2020, the new Act on the Settlement of Mass Damages Claims in Collective Actions (Wet afwikkeling massaschade in collectieve actie) entered into effect in the Netherlands, which allows for claim compensation in collective actions (such as a suit by one shareholder for his benefit and the benefit of others similarly situated against a company or its supervisory or executive directors), which was not previously possible.

USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, debt repayment and refinancing, capital expenditures and acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION OF AEGON N.V.

The following is a summary of the terms of Aegon N.V.’s share capital, including brief descriptions of provisions contained in Aegon N.V.’s articles of association, as last amended on May 29, 2013. These summaries and descriptions do not purport to be complete statements of these provisions.

Share Capital

Since May 29, 2013, the total authorized share capital of Aegon N.V. consists of 6,000,000,000 common shares, par value EUR 0.12 per share, and 3,000,000,000 common shares B, par value EUR 0.12 per share. As of December 31, 2019, 2,105,138,885 common shares and 585,022,160 common shares B were issued. Of the issued shares, 65,540,444 common shares and 25,309,920 common shares B were held by Aegon N.V. as treasury shares and 1,043,227 common shares were held by its subsidiaries.

All of our common shares and common shares B are fully paid and not subject to calls for additional payments of any kind. All of our common shares are registered shares. Holders of shares of New York registry (the “New York Shares”) hold their common shares in registered form issued by our New York transfer agent on our behalf. New York Shares and shares of Netherlands registry are exchangeable on a one-to-one basis and are entitled to the same rights except that cash dividends on shares of New York registry are usually paid in US dollars.

As of December 31, 2019, 254,023,157 common shares were held in the form of New York Shares. As of December 31, 2019, there were approximately 13,693 record holders resident in the United States, of our New York Shares.

Reduction of the Issued Capital

Subject to certain restrictions contained in the laws of the Netherlands and Aegon N.V.’s articles of association, the shareholders of Aegon N.V. may cause Aegon N.V. to resolve to reduce Aegon N.V.’s issued capital either by cancellation of shares or by reducing the nominal value of shares by amendment of the articles of association. At the general meeting of shareholders held on May 15, 2020, the shareholders resolved to cancel 9,490,641 common shares and 13,227,120 common shares B repurchased by Aegon N.V. in connection with the share buyback program, following the 2019 interim dividend distribution in order to reduce the number of own shares which are not used to cover obligations arising from share-based incentive plans or other obligations.

Dividends

Under Dutch law and Aegon N.V.’s articles of association, holders of Aegon N.V. common shares and common shares B are entitled to dividends paid out of the profits remaining, if any, after the creation of a reserve account. If any dividend is being declared, holders of common shares B are entitled to one-fortieth (1/40) of the dividends paid on common shares. The Aegon N.V. Executive Board may determine the dividend payment date and the dividend record date for the common shares and the common shares B. The Aegon N.V. Executive Board, with the approval of the Aegon N.V. Supervisory Board, may also determine the currency or currencies in which the dividends will be paid. Aegon N.V. may make one or more interim distributions to the holders of common shares and/or common shares B to the extent the level of the capital of Aegon N.V. allows.

If and when Aegon N.V. has paid any dividends in the past, it has traditionally paid interim dividends (usually in September) after the release of its six-month results and final dividends (usually in June) upon adoption of the annual accounts at the annual General Meeting of Shareholders.

In its capital planning and policy, Aegon N.V. aims to pay out a sustainable dividend to allow equity investors to share in its performance, which can grow over time if its performance so allows. Aegon N.V’s plans for returning capital to shareholders are based on its actual and expected capital position within the capital management zones, the expected levels of capital generation and the expected allocation of capital to invest in Aegon N.V.’s strategy, in new business, and in the quality of its balance sheet.

After investment in new business to generate organic growth, the expected capital generation in Aegon N.V.’s operating subsidiaries is expected to be made available for distribution to the holding company, while maintaining a capital and liquidity position in the operating subsidiaries in line with Aegon N.V.’s capital management and liquidity risk policies in addition to adhering to local regulatory and statutory requirements and restrictions.

Aegon N.V. uses the cash flows from its operating subsidiaries to pay unallocated holding expenses, including funding costs. The remaining cash flow is available to execute its strategy and to fund dividends on its shares, subject to maintaining the holding company targeted capital and liquidity in line with its capital management and liquidity risk policies. Depending on circumstances, future prospects and other considerations, the Aegon N.V. Executive Board may elect to deviate from the aforementioned capital and liquidity measures. The Aegon N.V. Executive Board will also take capital position, financial flexibility, leverage ratios and strategic considerations into account when declaring or proposing dividends on its shares.

While Aegon N.V. uses dividends as the primary means to distribute capital to Aegon’s shareholders, share buy-back programs are also recognized as an appropriate means to return capital.

Under normal circumstances, Aegon N.V. would expect to propose a final dividend at the annual General Meeting of Shareholders for approval and to declare an interim dividend when announcing its second quarter results. Dividends would normally be paid in cash or stock at the election of the shareholder. The relative value of cash and stock dividends may vary. The number of shares distributed as stock dividend may be repurchased in the market in order to undo the dilution caused by the distribution of dividend in stock. Depending on circumstances, future prospects and other considerations, the Aegon N.V. Executive Board may choose to deviate from this approach.

When planning and determining whether to declare or propose a dividend, the Aegon N.V. Executive Board has to balance prudence with offering an attractive return to shareholders. This is particularly important during adverse economic and/or financial market conditions. Furthermore, Aegon N.V.’s operating subsidiaries are subject to local insurance regulations that could restrict dividends to be paid to it. There is no requirement or assurance that Aegon N.V. will declare and pay any dividends.

With limited exceptions, holders of common shares historically have been permitted to elect to receive dividends, if any, in cash or in common shares. For dividends, the value of the stock alternative may differ slightly from the value of the cash option. Aegon N.V. pays cash dividends on shares of New York registry in US dollars through Citibank, N.A., its NYSE paying agent, based on the foreign exchange reference rate (WM/Reuters closing spot exchange rate fixed at 5.00 pm Central European Summer Time (CEST)) on the US ex-dividend day.

Voting Rights and Appointment of Aegon N.V. Supervisory and Aegon N.V. Executive Boards

General Meeting of Shareholders. All holders of Aegon N.V. common shares and common shares B are entitled to attend personally or by proxy any general meeting of shareholders upon compliance with the procedures described below. As a matter of Dutch corporate law, the shares of both classes offer equal full voting rights, as they have equal nominal values (EUR 0.12). A holder of Aegon N.V. common shares is entitled to one vote for each share held by such holder and represented at the meeting.

The Voting Rights Agreement between Aegon N.V. and Vereniging AEGON provides that under normal circumstances, i.e. except in the event of a “special cause”, Vereniging AEGON will not be able to exercise more votes than is proportionate to the financial rights represented by its shares. This means that in the absence of a

“special cause” Vereniging AEGON has agreed to cast one vote for every common share it holds and one vote for every 40 common shares B it holds. A “special cause” includes the acquisition of a 15% or more interest in Aegon N.V., a tender offer for Aegon N.V. shares or a proposed business combination by any person or group of persons whether individually or as a group, other than in a transaction approved by the Aegon N.V. Executive Board and the Aegon N.V. Supervisory Board. If, in its sole discretion, Vereniging AEGON determines that a “special cause” exists, Vereniging AEGON will notify the general meeting of shareholders and retain its right to exercise the full voting power of one vote per common share B for a limited period of six months.

A general meeting of shareholders is required to be held not later than June 30 of each year. General meetings of shareholders are called by the Aegon N.V. Supervisory Board or the Aegon N.V. Executive Board and are required to be held in Amsterdam, The Hague, Haarlemmermeer (including Schiphol Airport), Leidschendam, Rijswijk (ZH), Rotterdam or Voorburg, at the choice of the corporate body that calls the meeting. Section 2:119 of the Dutch Civil Code states that the record date of a public limited liability company such as Aegon N.V. is 28 days before the date of the general meeting of shareholders. This record date determines which persons are deemed to be shareholders for the purpose of attending and exercising voting rights at a general meeting of shareholders. Such record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting which will be published 42 days before the general meeting, as laid down in Section 2:115 of the Dutch Civil Code. Resolutions are adopted at general meetings by an absolute majority of the valid votes cast unless a larger majority is explicitly provided by law or by Aegon N.V.’s articles of association.

Aegon N.V. may not vote shares held by it or its subsidiaries.

Major Shareholders of Aegon N.V. As of December 31, 2019, Vereniging AEGON held approximately 14.1% of the common shares and 100% of the common shares B of Aegon N.V. These holdings give Vereniging AEGON approximately 14.8% of Aegon N.V.’s voting shares. In the event of a “special cause,” as described above, Vereniging AEGON’s voting rights will increase to approximately 32.6% for up to six months per “special cause”. Vereniging AEGON is a membership association under Dutch law. One of the principal characteristics of a membership association is that it has no share capital. The objective of Vereniging AEGON is the balanced representation of the interests of Aegon N.V. and all of its stakeholders, Aegon Group companies, insured parties, employees and other constituencies of the Aegon Group. The table below shows the ownership percentage of Vereniging AEGON as of December 31, 2019.

Title of Class	Number Owned	Percent of Class
Common Shares	288,702,769	14.1%
Common Shares B	559,712,240	100%

Vereniging AEGON has two administrative bodies: the General Meeting of Members and the Executive Committee. As of the date of this prospectus, the General Meeting of Members consisted of 17 individuals who were elected as members of Vereniging AEGON. The majority of the voting rights is with the 15 members not being employees or former employees of Aegon N.V. or one of the Aegon Group companies, nor current or former members of the Aegon N.V. Supervisory Board or the Aegon N.V. Executive Board. Those members represent a broad cross-section of Dutch society, and are called elected members. The other two members are both elected by the General Meeting of Members of Vereniging AEGON from among the members of the Aegon N.V. Executive Board.

As of the date of this prospectus, the Executive Committee of Vereniging AEGON consisted of seven members. Five of those members, including the chairman and vice-chairman, are not nor have ever been, related to Aegon N.V. The other two members are also members of the Aegon N.V. Executive Board. Resolutions of the Executive Committee, other than with regard to amendment of the articles of association of Vereniging AEGON, require an absolute majority of votes. When a vote in the Executive Committee results in a tie, the General

Meeting of Members has the deciding vote. Amendments of the articles of association of Vereniging AEGON require an unanimous proposal from the Executive Committee of Vereniging AEGON (including consent of the two representatives of Aegon N.V.). In case the amendment concerns the number or the authority of the two members of the Vereniging AEGON/the Executive Committee of the Vereniging AEGON who are also members of the Executive Board of Aegon N.V., separate approval of Aegon N.V. is required. These special requirements do not apply in the event of a hostile change of control at the general meeting of shareholders of Aegon N.V., in which event Vereniging AEGON may amend its articles of association without the cooperation of the two members of the Aegon N.V. Executive Board.

Appointment of the Aegon N.V. Supervisory Board and the Aegon N.V. Executive Board. Aegon N.V. has a two-tier management system consisting of an executive board and a supervisory board. Members of the Aegon N.V. Supervisory Board are nominated by the Aegon N.V. Supervisory Board and are appointed by the general meeting of shareholders. The number of members of the Aegon N.V. Supervisory Board is determined from time to time by the Aegon N.V. Supervisory Board but may not consist of less than seven members. Members of the Aegon N.V. Executive Board are nominated by the Aegon N.V. Supervisory Board and are appointed by the general meeting of shareholders. The general meeting of shareholders may cancel the binding nature of these nominations with a majority of two-thirds of votes cast, representing at least one half of Aegon N.V.’s issued capital. The general meeting of shareholders may, in addition, bring forward a resolution to appoint someone not nominated by the Aegon N.V. Supervisory Board, such resolution also requires a two-thirds majority of votes cast, representing at least one half of Aegon N.V.’s issued capital. For more information please see “Item 6. Directors, Senior Management and Employees” of Aegon N.V.’s 2019 Annual Report on Form 20-F.

Shareholder Proposals. Shareholders who, alone or jointly, represent at least one percent (1%) of the issued capital or a block of shares, alone or jointly, worth at least one hundred million euro (EUR 100,000,000) according to the Official Price List of Euronext Amsterdam (or any publication taking its place), shall have the right to request of the Aegon N.V. Executive Board or the Aegon N.V. Supervisory Board that items be placed on the agenda of the general meeting of shareholders. These requests shall be honored by the Aegon N.V. Executive Board or the Aegon N.V. Supervisory Board under the conditions that (a) important Aegon interests do not dictate otherwise; and (b) the request is received by the chairman of the Aegon N.V. Executive Board or the chairman of the Aegon N.V. Supervisory Board in writing at least sixty (60) days before the date of the general meeting of shareholders.

Amendment of Articles. The articles of association of Aegon N.V. may be amended at any general meeting of shareholders by an absolute majority of the votes cast. Any such amendment must have been proposed by the Aegon N.V. Executive Board which proposal must have been approved by the Aegon N.V. Supervisory Board.

Annual Accounts. The general meeting of the shareholders adopts annually Aegon N.V.’s annual accounts with respect to the previous calendar year.

Liquidation Rights

In the event of the liquidation of Aegon N.V., the general meeting of shareholders determines the remuneration of the liquidators and of the members of the Aegon N.V. Supervisory Board. The Aegon N.V. Executive Board is responsible for effecting the liquidation, which is to be overseen by the Aegon N.V. Supervisory Board. The assets remaining after payment of all debts, liquidation expenses and taxes are to be distributed to the holders of common shares and common shares B on a pari passu basis, with distributions on a common share B being 1/40th of the distribution on a common share.

Issuance of Additional Rights

Shares of Aegon N.V.’s authorized but unissued capital stock may be issued at such times and on such conditions as may be determined at a general meeting of shareholders or by the Aegon N.V. Executive Board if authorized by the shareholders. At the general meeting of shareholders of Aegon N.V. held on May 15, 2020, the Aegon N.V. Executive Board was designated, for a period of eighteen months effective May 15, 2020, by a resolution approved by the shareholders, as the company body which shall, subject to the approval of the Aegon N.V. Supervisory Board, be authorized to resolve to issue common shares in Aegon N.V. and to grant rights to acquire common shares up to ten percent (10%) of the Capital; and in connection therewith to restrict or exclude the preemptive rights of the existing shareholders. This authorization can be used for all purposes and may only be withdrawn by the General Meeting of Shareholders on proposal of the Executive Board which has been approved by the Supervisory Board. The term “Capital” in this authorization means the total par value of all issued common shares at the time the respective authorization is used for the first time.

At the general meeting of shareholders of Aegon N.V. held on May 15, 2020, the Aegon N.V. Executive Board was designated, for a period of eighteen months effective May 15, 2020, by a resolution approved by the shareholders, as the company body which shall, subject to approval of the Aegon N.V. Supervisory Board, be authorized to resolve to issue common shares in Aegon N.V. and to grant rights to acquire common shares in Aegon N.V. up to twenty five percent (25%) of the Capital in connection with a rights issue, being a share offering to holders of common shares in Aegon N.V. in proportion to their existing holdings of common shares in Aegon N.V., in line with market practice; and in connection herewith, to resolve to restrict or to exclude statutory pre-emptive rights of the existing shareholders of common shares so as to make such restrictions or exclusions or other arrangements as may be deemed necessary or expedient in the context of rights issues, provided that this authority may only be used if it is necessary in the opinion of the Executive Board and Supervisory Board, for safeguarding or conserving the capital position of Aegon N.V. This authorization may only be withdrawn by the General Meeting of Shareholders on proposal of the Executive Board which has been approved by the Supervisory Board. The term “Capital” in this authorization means the total par value of all issued common shares at the time the respective authorization is used for the first time.

At the general meeting of shareholders of Aegon N.V. held on May 18, 2018, the Aegon N.V. Executive Board was designated, for a period of five years effective May 18, 2018, by a resolution approved by the shareholders, as the company body which shall, subject to approval of the Aegon N.V. Supervisory Board, be authorized to resolve to issue common shares in Aegon N.V. and to grant rights to acquire common shares in Aegon N.V. up to thirty percent (30%) of the Capital in connection with an issuance of new securities, which are contingently convertible into shares and replace the Solvency II grandfathered securities, in line with market practice; and in connection therewith, to resolve to restrict or to exclude statutory pre-emptive rights of the existing shareholders of common shares so as to make such restrictions or exclusions or other arrangements as may be deemed necessary or expedient in the context of rights issues, provided that this authority may only be used if it is necessary in the opinion of the Executive Board and Supervisory Board, for safeguarding or conserving the capital position of Aegon N.V. This authorization may only be withdrawn by the General Meeting of Shareholders on proposal of the Executive Board which has been approved by the Supervisory Board. The term “Capital” in this authorization means the total par value of all issued common shares at the time the respective authorization is used for the first time.

Preemptive Rights

Save for statutory exemptions, the holders of Aegon N.V. shares have preemptive rights on a pro rata basis to purchase the number of Aegon N.V. shares to be issued.

Preemptive rights in respect of Aegon N.V. shares may be restricted or excluded by a resolution passed by the general meeting of shareholders. In the notice of the meeting, the reasons for the proposal to restrict or exclude the preemptive rights in respect of Aegon N.V. shares and the intended issue price must be explained in writing. Preemptive rights may also be restricted or excluded by the Aegon N.V. Executive Board if a resolution is passed by the general meeting of shareholders which confers such power on the Aegon N.V. Executive Board for a maximum of five years. This power may from time to time be extended, but never for a period longer than five years. A resolution of the general meeting that restricts or excludes preemptive rights or that confers this power to the Aegon N.V. Executive Board can only be adopted at the proposal of the Aegon N.V. Executive Board which is approved by the Aegon N.V. Supervisory Board. A resolution of the general meeting to restrict or exclude the preemptive rights or to confer this power to the Aegon N.V. Executive Board shall require a majority of not less than two thirds of the votes cast if less than one half of Aegon N.V.’s issued capital is represented at the meeting. If Aegon N.V. makes a rights offering to the holders of Aegon N.V. shares, the rights of holders of Aegon N.V.’s New York Shares to exercise the rights so offered is subject to a restriction which permits Aegon N.V. to sell such rights in a manner to be determined by the Aegon N.V. Executive Board and to remit the cash proceeds of such sale to such holders if the additional Aegon N.V. common shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”).

At the general meeting of shareholders of Aegon N.V. held on May 15, 2020, the Aegon N.V. Executive Board was designated, for a period of eighteen months effective May 15, 2020, by a resolution approved by the shareholders, as the company body which shall, subject to the approval of the Aegon N.V. Supervisory Board, be authorized to be authorized to resolve to issue common shares in Aegon N.V. and to grant rights to acquire common shares up to ten percent (10%) of the Capital; and in connection therewith to restrict or exclude the preemptive rights of the existing shareholders. This authorization can be used for all purposes and may only be withdrawn by the General Meeting of Shareholders on proposal of the Executive Board which has been approved by the Supervisory Board. The term “Capital” in the foregoing means the total par value of all issued common shares at the time the respective authorization is used for the first time.

At the general meeting of shareholders of Aegon N.V. held on May 15, 2020, the Aegon N.V. Executive Board was designated, for a period of eighteen months effective May 15, 2020, by a resolution approved by the shareholders, as the company body which shall, subject to approval of the Aegon N.V. Supervisory board, be authorized to resolve to issue common shares in Aegon N.V. and grant rights to acquire common shares in Aegon N.V. up to twenty five percent (25%) of the Capital in connection with a rights issue, being a share offering to holders of common shares in Aegon N.V. in proportion to their existing holdings of common shares in Aegon N.V., in line with market practice; and in connection therewith, to resolve to restrict or exclude statutory pre-emptive rights of the existing shareholders of common shares so as to make such restrictions or exclusions or other arrangements as may be deemed necessary or expedient in the context of rights issues, provided that this authority may only be used if it is necessary in the opinion of the Executive Board and Supervisory Board, for safeguarding or conserving the capital position of Aegon N.V. This authorization may only be withdrawn by the General Meeting of Shareholders on proposal of the Executive Board which has been approved by the Supervisory Board. The term “Capital” in the foregoing means the total par value of all issued common shares at the time the respective authorization is used for the first time.

At the general meeting of shareholders of Aegon N.V. held on May 18, 2018, the Aegon N.V. Executive Board was designated, for a period of five years effective May 18, 2018, by a resolution approved by the shareholders, as the company body which shall, subject to approval of the Aegon N.V. Supervisory Board, be authorized to resolve to issue common shares in Aegon N.V. and to grant rights to acquire common shares in Aegon N.V. up to thirty percent (30%) of the Capital in connection with an issuance of new securities, which are contingently convertible into shares and replace the Solvency II grandfathered securities, in line with market practice; and in connection herewith, to resolve to restrict or to exclude statutory pre-emptive rights of the existing shareholders of common shares so as to make such restrictions or exclusions or other arrangements as may be deemed necessary or expedient in the context of rights issues, provided that this authority may only be used if it is necessary in the opinion of the Executive Board and Supervisory Board, for safeguarding or conserving the capital position of Aegon N.V. This authorization may only be withdrawn by the General Meeting of Shareholders on proposal of the Executive Board which has been approved by the Supervisory Board. The term “Capital” in the foregoing means the total par value of all issued common shares at the time the respective authorization is used for the first time.

Repurchase by Aegon N.V. of its Own Shares

Subject to certain restrictions contained in the laws of the Netherlands and Aegon N.V.’s articles of association, the Aegon N.V. Executive Board may cause Aegon N.V. to purchase its own fully-paid shares, provided that the total number of Aegon N.V. shares so repurchased, together with shares already held in treasury by Aegon N.V. or held by its subsidiaries, may not exceed, in the aggregate, 50% of the issued share capital. Such purchase may be made only upon authorization by the general meeting of shareholders, which authorization is valid for a maximum of eighteen months and must include the number of shares to be acquired, the way in which they may be acquired and the minimum and maximum purchase price. In addition, the approval of the Aegon N.V. Supervisory Board shall be required for any such acquisition. At the general meeting of shareholders held on May 15, 2020, the shareholders authorized the Aegon N.V. Executive Board for a period of eighteen months to acquire shares not exceeding 10% of Aegon N.V.’s total issued capital at a price not higher than 10% above the actual market value of the shares immediately prior to the acquisition. The actual market value of common shares B will be one-fortieth (1/40) of the actual market value of common shares.

Certificates for Common Stock and their Transfer

Certificates evidencing Aegon N.V. common shares are issuable, upon a resolution of the Aegon N.V. Executive Board, only in registered form. Certificates issued by the New York registrar are printed in the English language. New York Shares may be held by residents as well as non-residents of the Netherlands. Only New York Shares may be traded on the New York Stock Exchange. New York Shares may be transferred by Aegon N.V.’s New York transfer agent by surrendering the New York Share certificate(s) with a completed Stock Power Medallion Guarantee. Upon surrender, Aegon N.V.’s New York transfer agent, will note the transfer of the surrendered New York Shares and issue a New York Share Certificate registered in the name of the new owner.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. If the debt securities are offered as part of a global offering, this prospectus only covers offers and sales initially made in the U.S. and resales into the U.S. Each time that we issue debt securities pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement or, if applicable, the pricing supplement will contain the specific terms applicable to those debt securities. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will replace those presented here. You should also read the indenture under which we will issue the debt securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

General

The debt securities will be issued by Aegon N.V. or AFC, as the case may be, under an indenture with The Bank of New York Mellon Trust Company, N.A., dated as of October 11, 2001.

Any debt securities issued by AFC will be guaranteed by Aegon N.V. See “—Description of Guarantees” below. The total principal amount of debt securities that can be issued under the indenture is unlimited. The indenture does not limit the amount of other debt, secured or unsecured, that we may issue. We may issue the debt securities in one or more series.

The prospectus supplement and, if applicable, the pricing supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the issuer of the debt securities, Aegon N.V. or AFC;

•	the price of the debt securities offered;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates, if any, on which the principal of and any premium on the debt securities will be payable;

•	if applicable, the circumstances under which Aegon N.V. or AFC may redeem the debt securities of the series if the issuer or the guarantor is obliged to pay additional amounts thereon;

•

whether the debt securities are senior or subordinated debt securities and, if subordinated, the ranking of such debt securities in relation to other senior or subordinated debt securities and the ability of the issuer to defer or cancel notional and/or interest payments on the subordinated debt securities;

•	the tier of the debt securities under the Solvency II Directive;

•	the places at which payments of principal and interest are payable;

•	the terms of any optional or mandatory redemption, including the price for the redemption;

•	any sinking fund provisions;

•	the terms of any payments on the debt securities that will be payable in foreign currency or currency units or another form;

•	the terms of any payments that will be payable by reference to any index or formula;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	whether debt securities will be issued as discount securities and the amount of any discount;

•	whether the debt securities will be represented by one or more global securities;

•	whether the debt securities will be issued in registered or bearer form, and any restrictions that may apply;

•	any terms for the conversion or exchange of the debt securities for other securities of Aegon Group companies or any other entity (including any related cash-out option); and

•	any other terms of the debt securities.

We have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, the debt securities will not be listed on any securities exchange.

The senior debt securities will be unsecured, unsubordinated indebtedness and will rank equally with all other unsecured and unsubordinated debt of their issuer. The subordinated debt securities will be unsecured indebtedness and will be subordinated in right of payment to existing and future senior debt of their issuer as set forth in the related prospectus supplement or, if applicable, the relevant pricing supplement. See “—Subordination” below.

Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. U.S. Federal income tax consequences and other special considerations applicable to discounted debt securities are discussed below under “Taxation in the United States” and may be discussed further in the prospectus supplement or, if applicable, the pricing supplement relating to these debt securities.

If AFC issues the debt securities, Aegon N.V. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. See    “—Description of Guarantees”.

On December 31, 2019, Aegon N.V. had outstanding EUR 1,564 million of capital securities, EUR 1,858 million of subordinated debt securities, EUR 1,738 million of senior debt securities and EUR 500 million of contingent convertible securities related to insurance activities. Aegon N.V. had no secured debt. AFC had outstanding USD 0.5 billion in aggregate principal amount of senior debt securities, no secured and USD 0.9 billion in aggregate principal amount of subordinated debt securities. AFC does not have any subsidiaries.

Paying Agent and Transfer Agent

Unless otherwise specified in the relevant prospectus supplement, or, if applicable, the relevant pricing supplement, Citibank, N.A. will be the registrar, paying agent, transfer agent and calculation agent for the debt securities.

Governing Law

Except as may otherwise be provided in the related prospectus supplement or, if applicable, the relevant pricing supplement, the indenture and the guarantees will be governed by and construed in accordance with the laws of the State of New York, except that the subordination provisions of the subordinated notes and the indenture will be governed by and construed in accordance with the laws of the Netherlands. The laws of the State of New York would not require the trustee to pursue or exhaust its legal and equitable remedies against AFC, as the case may be, prior to exercising its rights under the guarantee relating to guaranteed debt securities issued by AFC. We cannot assure you that a Netherlands court would give effect to this provision. However, Aegon N.V. will waive any right to require a proceeding against AFC before its obligations under the guarantees of debt securities of AFC shall become effective. There are no limitations under the laws of the Netherlands or the articles of association of Aegon N.V. on the right of non-residents of the Netherlands to hold the debt securities issued by Aegon N.V.

Form, Exchange and Transfer

Unless otherwise specified in the related prospectus supplement or, if applicable, the related pricing supplement, the debt securities of each series will be issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

Unless otherwise specified in the related prospectus supplement, or, if applicable, the related pricing supplement, any payments of principal, interest and premium on registered debt securities will be payable and, subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged, at any office or agency we maintain for such purpose, without the payment of any service charge except for any applicable tax or governmental charge.

Global Securities

The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement or, if applicable, the related pricing supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

Unless your prospectus supplement provides otherwise, the securities will initially be issued to investors only in book-entry form. We will issue and register in the name of one or more financial institutions or clearing systems or their nominees, one or more fully registered global certificates, representing the total aggregate number of securities. A financial institution or clearing system that we select for the purpose is called the “depositary” for that security. A security will usually have only one depositary, but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company (“DTC”);

•	Euroclear Bank SA/NV (“Euroclear”);

•	a financial institution holding the securities on behalf of Clearstream Banking, S.A. (“Clearstream, Luxembourg”); or

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

DTC has provided us the following information, and we take no responsibility for its accuracy. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation”

within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, eliminating the need for physical movement of securities certificates. Participants in DTC include Clearstream, Luxembourg and Euroclear, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or their representatives), together with other entities, own DTC. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Pursuant to DTC’s procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC’s records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

We will wire to DTC’s nominee principal and interest payments with respect to global certificates. We and the trustees under the indenture will treat DTC’s nominee as the owner of the global certificates for all purposes. Accordingly, we, the trustee and the paying agent will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC’s records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with securities held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

•	we determine not to have the debt securities of a series represented by global certificates and notify the trustee of our decision.

So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have notes registered in your name, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of notes is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Clearstream, Luxembourg has advised us as follows:

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a bank and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic link with Euroclear to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Euroclear has advised us as follows:

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission and the National Bank of Belgium. Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with domestic markets in several countries. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Payments of Additional Amounts

The provisions of this section “Payment of Additional Amounts” apply to the debt securities except as may otherwise be provided for in the related prospectus supplement or, if applicable, the relevant pricing supplement.

All payments (whether in respect of principal, redemption amount, interest or otherwise) in respect of the debt securities will be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands, in the case of payments by Aegon N.V., or the United States, in the case of payments by AFC, or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, we will pay such additional amounts as may be necessary in order that the net amounts receivable by the holder of any debt securities after such withholding or deduction will equal the respective amounts that would have been receivable by such holder in the absence of such withholding or deduction; except that no such additional amounts will be payable in relation to any payment in respect of any debt securities presented for payment:

•

in the case of payments by Aegon N.V., by or on behalf of, a holder of the debt securities who is liable for such taxes, duties, assessments or governmental charges in respect of such debt securities by reason of his having some connection with the Netherlands by which such taxes, duties, assessments or governmental charges have been imposed, levied, collected, withheld or assessed other than the mere holding of such debt securities;

•	in respect of any tax imposed pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) that enters into force on January 1, 2021;

•

in the case of payments by AFC, by or on behalf of, a holder of the debt securities who is liable for such taxes, duties, assessments or governmental charges in respect of such debt securities by reason of his having some connection with the United States by which such taxes, duties, assessments or governmental charges have been imposed, levied, collected, withheld or assessed other than the mere holding of such debt securities;

•

(where presentation is required) more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee, except to the extent that the relevant holder would have been entitled to such additional amounts on presenting the same for payment on the expiry of such period of 30 days;

•	in respect of any estate, inheritance, gift, sales, transfer, wealth, personal property or similar tax, assessment or other governmental charge;

•	in respect of any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments made under or with respect to a debt security;

•

in respect of any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity of the holder or beneficial owner of a debt security if such compliance is required as a precondition to relief or exemption from such tax, assessment or other governmental charge;

•

in the case of payments by AFC, with respect to United States taxes, any tax imposed by reason of the holder’s past or present status as a tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States Federal income tax;

•	by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt securities to another paying agent;

•	in the case of payments by AFC, in respect of any tax, assessment or other governmental charge imposed as a result of a person’s actual or constructive holding of 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote or as the result of the receipt of interest by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•

in respect of any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, (the “Code”), any regulations or agreements thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto (“FATCA”);

•

in respect of any withholding or deduction required pursuant to Section 871(m) of the Code (“871(m) Withholding”) (in addition, in determining the amount of 871(m) Withholding imposed with respect to any amounts to be paid on the securities, the Issuer shall be entitled to withhold on any “dividend equivalent” (as defined for purposes of Section 871(m) of the Code) at the highest rate applicable to such payments regardless of any exemption from, or reduction in, such withholding otherwise available under applicable law); or

•	any combination of items above,

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the debt security.

Conversion or Exchange

The terms, if any, upon which debt securities of any series are convertible into or exchangeable for other securities will be set forth in the related prospectus supplement. These terms may include the conversion price, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders of that series of debt securities or at our option, provisions concerning conversions arising not at the option of the holder or the issuer but resulting from a breach of regulatory capital requirements, any events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of such series of debt securities and other relevant provisions relating to those securities.

Events of Default

Except as may otherwise be provided for in the related prospectus supplement or, if applicable, the relevant pricing supplement, the following are defined as events of default with respect to senior debt securities of any series outstanding under the indenture:

(a)	failure to pay principal or premium, if any, on any debt security of that series when due, and continuance of such a default beyond any applicable grace period;

(b)	failure to pay any interest on any debt security of that series when due, and continuance of such a default for a period of 30 days beyond any applicable grace period;

(c)	failure to deposit any sinking fund payment, when due and continuance of such a default beyond any applicable grace period, on any debt security of that series;

(d)

failure to perform any of our other covenants or the breach of any of the warranties in the indenture after being given written notice and continuance of such a default for a period of 90 days beyond any applicable grace period; and

(e)	certain events in bankruptcy, insolvency or reorganization of Aegon N.V. or AFC.

The events of default in respect of subordinated debt securities will be set out in the related prospectus supplement or, if applicable, the relevant pricing supplement.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series (or, such portion of the principal amount of such debt securities as may be specified in a prospectus supplement). If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration. Because each series of debt securities will be independent of each other series, a default in respect of one series will not necessarily in itself result in a default or acceleration of the maturity of a different series of debt securities.

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable indemnity. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture unless:

•	the holder previously gave written notice to the trustee of an event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

•

the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

The limitations described above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in that debt security, unless otherwise described in a prospectus supplement for subordinated debt.

We will be required to furnish to each trustee annually a statement by our officers as to whether or not we are in default in the performance of any of the terms of the indenture.

Subordination

The indebtedness evidenced by the subordinated debt securities will, to the extent provided pursuant to the indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, as defined, including any senior debt securities and any subordinated debt securities that are defined as senior debt for purposes of a particular series of subordinated debt securities. The prospectus supplement or, if applicable, the pricing supplement relating to any subordinated debt securities will summarize the subordination provisions of the indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any bankruptcy, winding-up moratorium or emergency regulations being applied to us;

•

the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

•

the definition of senior debt applicable to the subordinated debt securities of that series including whether and to what extent the subordinated debt of that series shall be subordinated to other subordinated debt of their issuer.

In the event and during the continuation of any default in the payment of any senior debt continuing beyond any applicable grace period specified in the instrument evidencing that senior debt (unless and until the default shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion or exchange, if applicable, of the subordinated debt securities may be made pursuant to, and in accordance with, the terms of the subordinated debt securities.

Upon payment or distribution of our assets to creditors in the event of our winding-up (vereffening na ontbinding), bankruptcy (faillissement) or moratorium (surseance van betaling) if that constitutes a liquidation, the holders of our senior debt will be entitled to receive payment in full of all amounts due on the senior debt before any payment is made by us on account of principal, premium, if any, or interest, if any, on the subordinated debt securities.

By reason of this subordination, in the event of our winding-up (vereffening na ontbinding), bankruptcy (faillissement) or moratorium (surseance van betaling) if that constitutes a liquidation, holders of subordinated debt securities may recover less, ratably, and holders of senior debt may recover more, ratably, than our other creditors. The indenture does not limit the amount of senior debt that we may issue.

Limitation on Liens

Unless otherwise specified in a prospectus supplement or, if applicable, the pricing supplement relating to a series of debt securities, so long as any of the debt securities of that series remain outstanding, the issuer and its subsidiaries may not secure any indebtedness in respect of borrowed moneys having an original maturity of more than two years by granting security upon any of their present or future assets or revenues unless they effectively provide that the same or equal and ratable security (or other security acceptable to the trustee) is accorded to all debt securities of that series for so long as the secured indebtedness is so secured. This limitation does not apply to:

•

security created over any shares in or any securities owned by any subsidiaries that are not principally engaged in the business of insurance and that do not contribute more than 10% of Aegon’s total aggregate consolidated gross premium income as reflected in its most recent annual profit and loss account;

•	security created in the normal course of the insurance business carried on in a manner consistent with generally accepted insurance practice for that insurance business;

•	security created in the normal course of the asset management business carried on in a manner consistent with generally accepted practices for that asset management business;

•	security or preference arising by operation of any law;

•	security over real property to secure borrowings to finance the purchase or improvement of that real property;

•	security over assets existing at the time of the acquisition of those assets; and

•

security not otherwise permitted by the above that secures borrowed money in an aggregate principal amount not exceeding 50% of Aegon’s total aggregate consolidated indebtedness with an original maturity of more than two years.

Defeasance

Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, we may elect, at our option at any time, to have the provisions of the indenture relating (a) to defeasance and discharge of indebtedness or (b) to defeasance of certain restrictive covenants apply to the debt securities of any series, or to any specified part of a series.

In order to exercise either option, we must irrevocably deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government securities, or both, which, through the payment of principal and interest in accordance with their terms, will provide amounts sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the indenture and those debt securities and we must deliver to the trustee an opinion of counsel confirming that the beneficial owners of those debt securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, provided in the case of a defeasance and discharge, such opinion of counsel shall be based on a ruling received from, or published by, the U.S. Internal Revenue Service or a change in the applicable U.S. Federal income tax law occurring after the date of original issue of those debt securities. Any additional conditions to exercising these options with respect to a series of debt securities will be described in a related prospectus supplement.

If we meet all the conditions to clause (a) above and elect to do so, we will be discharged from all our obligations with respect to the applicable debt securities and if those debt securities are subordinated debt securities, the provisions relating to subordination will cease to be effective (other than obligations to register transfer of debt securities, to replace lost, stolen or mutilated certificates and to maintain paying agencies). We shall be deemed to have paid and discharged the entire indebtedness represented by the applicable debt securities and to have satisfied all of our obligations under the debt securities and the indenture relating to those debt securities.

If we meet all the conditions to clause (b) above and elect to do so, we may omit to comply with and shall have no liability in respect of certain restrictive covenants as described in the related prospectus supplement and, if those debt securities are subordinated debt securities, the provisions of the indenture relating to subordination will cease to be effective, in each case with respect to those debt securities.

Modification of the Indenture

Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders holding not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications or altering the provisions relating to the waiver of any past default, is effective against any holder without its consent. We and the trustee may also amend the indenture or any supplement to the indenture without the consent of the holders of any debt securities to evidence the succession or addition of another corporation to Aegon N.V. or AFC, as the case may be, to evidence the replacement of the trustee with respect to one or more series of debt securities and for certain other purposes.

Consolidation, Merger or Disposition of Assets of Aegon N.V. or AFC

We may not consolidate with or merge into, or sell or lease substantially all of our assets to any person unless:

•	the successor person expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	any other conditions specified in the related prospectus supplement or, if applicable, the pricing supplement are met.

Concerning the Trustee

We and certain of our affiliates and subsidiaries may maintain deposit account and lines of credit and have other customary banking relationship with the trustee and its affiliates in the ordinary course of our and their respective businesses.

Pursuant to the Trust Indenture Act, should a default occur with respect to the debt securities constituting our senior debt securities or subordinated debt securities, the trustee would be required to resign as trustee with respect to the debt securities constituting either the senior debt securities or the subordinated debt securities under the indenture within 90 days of the default unless the default were cured, duly waived or otherwise eliminated or unless only senior debt securities or subordinated debt securities are outstanding under the indenture at the time of the default.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, common shares or the equity or debt of issuers unaffiliated with us. If we issue warrants to purchase securities of issuers unaffiliated with us, the warrants will not be exercisable within one year of the date of sale of the warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent. A description of the warrant agreement will be included in the prospectus supplement or, if applicable, the pricing supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following is a summary of the general terms of the warrants. Each time that we issue warrants pursuant to this prospectus we will file with the SEC a prospectus supplement, and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms applicable to those warrants. The terms presented here, together with the specific terms contained in the applicable prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the warrants.

General

We will describe in the related prospectus supplement or, if applicable, the pricing supplement the terms of each series of warrants to purchase securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, the warrant agreement relating to the warrants offered and the warrant certificates representing the warrants offered. These terms will include some or all of the following:

•	the title of the warrants offered;

•	the securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, for which you may exercise the warrants;

•	the aggregate number of the warrants;

•	the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

•	the currency or currencies investors may use to pay for the warrants;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	whether we will issue the warrants or the underlying securities in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	a description of your rights to institute and maintain any suit, action or proceeding to enforce your rights to exercise and receive the securities purchasable upon exercise of your warrants;

•	a description of any antidilution provisions applicable to the warrants that would require adjustment of the number of securities purchasable or the exercise price of your warrants, or both;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the related prospectus supplement or, if applicable, the pricing supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the related prospectus supplement or, if applicable, the pricing supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the underlying securities purchasable upon exercise of the warrants and will not be entitled to dividend, interest or any other payments, if any, or voting rights of the underlying securities purchasable upon such exercise.

Enforceability of Rights; Governing Law

Each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES

In addition to guarantees in connection with debt securities issued by AFC, we may issue guarantees pursuant to this prospectus in a variety of circumstances including in connection with one or more securities described in this prospectus, in connection with the obligations of any present or future subsidiary in addition to AFC, or in connection with other transactions to be described in one or more prospectus supplements and, if applicable, pricing supplements. Guarantees may be issued for consideration or without consideration. Guarantees may be subordinated or unsubordinated and may be contingent or non-contingent.

The following is a summary of the general terms of the guarantees. Each time that we issue guarantees pursuant to this prospectus, we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, a pricing supplement will contain the specific terms applicable to those guarantees. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, a pricing supplement will be a description of the material terms of the guarantees. When we refer in this summary to guaranteed securities, we mean the securities to which the guarantee relates. When we refer in this summary to the issuer, we mean the issuer of the relevant guaranteed securities.

Guarantees of Debt Securities of AFC

If AFC issues debt securities, Aegon N.V. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those senior debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of senior debt securities will constitute an unsecured, unsubordinated obligation of Aegon N.V. and will rank equally with all other unsecured and unsubordinated obligations of Aegon N.V. The guarantees of subordinated debt securities will constitute an unsecured obligation of Aegon N.V. and will be subordinated in right of payment to all senior indebtedness of Aegon N.V. as defined for purposes of each series of subordinated debt securities.

Aegon N.V. will (i) agree that its obligations under the guarantees will be as principal obligor and not merely as surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the guaranteed debt securities or the indenture and (ii) waive any right to require a proceeding against AFC, as the case may be, before its obligations under the guarantees shall become effective. See “Enforcement of Civil Liabilities”.

Other Guarantees

We may offer guarantees pursuant to this prospectus in a variety of circumstances that will be described in prospectus supplements and, if applicable, pricing supplements. For example, we may offer guarantees to holders of one or more series of debt securities of one or more of our direct or indirect subsidiaries as consideration for obtaining consent to amend or waive certain covenants and other terms of those securities and the indenture or indentures governing them. The relevant prospectus supplement and, if applicable, the pricing supplement will contain a description of the specific terms of the guarantees we may offer including the following:

•	the title and issuer of the obligations to which the guarantee relates;

•	whether and to what extent the obligations under the guarantee are contingent;

•	any obligations to which the guarantee may be subordinated;

•

to what extent the guarantee is issued in connection with an indenture or other instrument and the terms of any supplemental indenture or other instrument entered into in connection with the issuance of the guarantee;

•	the principal amount of our obligation under the guarantee;

•	any limits on assignment of the guarantee;

•	any consideration to be received for the guarantee;

•	any events of default under the guarantee; and

•	any other terms or conditions associated with the guarantee.

The guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional debt that is senior to guarantees in right of payment.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of common shares or other securities at a future date or dates. The price of common shares or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and other securities, including debt or equity issued by us or debt obligations of third parties, including United States Treasury securities. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require you to secure your obligations in a specified manner including by depositing cash or securities forming a component of units issued by us or otherwise.

Each time that we issue purchase contracts pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms of those purchase contracts. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the purchase contracts. The preceding description and any description of purchase contracts in the related prospectus supplement or, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Unless otherwise specified in the related prospectus supplement and, if applicable, the pricing supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may or may not be held or transferred separately, at any time or at any time before a specified date. The related prospectus supplement and, if applicable, the related pricing supplement, may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be callable by the issuer;

•	any conversion rights, penalties and restrictions;

•	any antidilution, mandatory conversion or tax call provisions;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

Each time that we issue units pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the terms of those units. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the units.

The preceding description and any description of units in the related prospectus supplement and, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION IN THE NETHERLANDS

The following summary outlines certain material Dutch tax consequences of the acquisition, holding, redemption and disposal of common shares in Aegon N.V. or an interest in debt securities issued by Aegon N.V. and/or AFC, but does not purport to be a comprehensive description of all Dutch tax considerations that may be relevant. This summary is intended as general information only and each prospective investor should consult a professional tax adviser with respect to the tax consequences of an investment in common shares and/or debt securities.

This summary is based on tax legislation, published case law, treaties, regulations and published policy, in each case as in force as of the date of this prospectus, and does not take into account any developments or amendments thereof after that date whether or not such developments or amendments have retroactive effect.

A discussion of any material Dutch tax consequences associated with investing in warrants, units, purchase contracts or any other debt securities will be included in the related prospectus supplement or pricing supplement.

For the purposes of this summary we have assumed that AFC is not a resident, nor deemed to be a resident, of the Netherlands for Dutch tax purposes.

This summary does not address the Dutch corporate and individual income tax consequences for:

(A)	investment institutions (fiscale beleggingsinstellingen);

(B)	pension funds, exempt investment institutions (vrijgestelde beleggingsinstellingen) or other entities that are not subject to or exempt from Dutch corporate income tax;

(C)

holders of common shares and/or debt securities holding a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in Aegon N.V. and holders of common shares and/or debt securities of whom a certain related person holds a substantial interest in Aegon N.V. Generally speaking, a substantial interest in Aegon N.V. arises if a person, alone or, where such person is an individual, together with his or her partner (statutory defined term), directly or indirectly, holds or is deemed to hold (i) an interest of 5% or more of the total of capital issued by Aegon N.V. or of 5% or more of the issued capital of a certain class of shares of Aegon N.V., (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in Aegon N.V.;

(D)

corporate holders of common shares, the shareholding of which qualifies for the participation exemption (deelnemingsvrijstelling) of the Netherlands Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) or would qualify for the participation exemption had the corporate holders of the common shares been resident in the Netherlands and holders of debt securities for whom the benefits from the debt instruments qualify for the participation exemption within the meaning of article 13 of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally speaking, a shareholding is considered to qualify as a participation for the participation exemption if it represents an interest of 5% or more of the nominal paid-up share capital;

(E)

persons to whom the common shares and the income from the common shares are attributed based on the separated private assets (afgezonderd particulier vermogen) provisions of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001) and the Dutch Gift and Inheritance Tax Act 1956 (Successiewet 1956);

(F)

entities which are a resident of Aruba, Curacao or Saint Maarten that have an enterprise which is carried on through a permanent establishment or a permanent representative on Bonaire, Saint Eustatius or Saba and the common shares are attributable to such permanent establishment or permanent representative;

(G)	holders of common shares which are not considered the beneficial owner (uiteindelijk gerechtigde) of these common shares or the benefits derived from or realized in respect of these common shares; and

(H)	individuals to whom common shares or the income there from are attributable to employment activities which are taxed as employment income in the Netherlands.

A holder that acquires an interest in excess of the thresholds mentioned above is strongly recommended to consult a professional tax adviser with respect to the Dutch tax consequences of an investment in the common shares or debt instruments.

Where this summary refers to the Netherlands, such reference is restricted to the part of the Kingdom of the Netherlands that is situated in Europe and the legislation applicable in that part of the Kingdom.

COMMON SHARES OF AEGON N.V.

Withholding tax

Aegon N.V. is required to withhold 15% Dutch dividend withholding tax in respect of dividends paid on the common shares. Dutch dividend withholding tax will be withheld from the gross dividends paid on the common shares. Under the Dutch Dividend Withholding Tax Act of 1965 (Wet op de dividendbelasting 1965), dividends are defined as the proceeds from shares, which include:

(i)	direct or indirect distributions of profit, regardless of their name or form;

(ii)

liquidation proceeds, proceeds on redemption of the common shares and, as a rule, the consideration for the repurchase of the common shares by Aegon N.V. in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes, unless a particular statutory exemption applies;

(iii)

the nominal value of new common shares issued to a holder of the common shares or an increase of the nominal value of the common shares, except insofar as the (increase in the) nominal value of the common shares is funded out of Aegon N.V.’s paid-in capital as recognized for Dutch dividend withholding tax purposes, unless a particular statutory exemption applies; and

(iv)

partial repayments of paid-in capital recognized for Dutch dividend withholding tax purposes, if and to the extent there are qualifying profits (zuivere winst), unless the general meeting of the shareholders of Aegon N.V. has resolved in advance to make such repayment and provided that the nominal value of the common shares concerned has been reduced by an equal amount by way of an amendment of the articles of association. The term “qualifying profits” includes anticipated profits that have yet to be realized.

Residents of the Netherlands

If a holder of the common shares is a resident, or deemed to be a resident of the Netherlands for Netherlands corporate or individual income tax purposes, Dutch dividend withholding tax which is withheld with respect to proceeds from the common shares will generally be creditable for Dutch corporate income tax or Dutch income tax purposes if the holder is the beneficial owner (as described below) thereof.

Non-residents of the Netherlands

If a holder of the common shares is a resident of a country other than the Netherlands and if a treaty for the avoidance of double taxation with respect to taxes on income is in effect between the Netherlands and that country, and such holder is the beneficial owner (as described below) of the proceeds from the common shares and a resident for the purposes of such treaty, such holder may, depending on the terms of that particular treaty, qualify for full or partial relief at source or for a refund in whole or in part of the Dutch dividend withholding tax. A refund of the Dutch withholding dividend tax is available to an entity resident in another EU member state, Norway, Iceland, or Liechtenstein if (i) this entity is not subject to corporate income tax there and (ii) this entity would not be subject to Dutch corporate income tax, if this entity would be tax resident in the Netherlands for corporate income tax purposes and (iii) this entity is not comparable to an investment institution (fiscale beleggingsinstellingen) or exempt investment institution (vrijgestelde beleggingsinstellingen). Furthermore, a similar refund of Dutch dividend withholding tax may be available to an entity resident in another country, under the additional conditions that (i) the common shares are considered portfolio investments for purposes of article 63 (taking into account article 64) of the treaty on the functioning of the European Union and (ii) the Netherlands can exchange information with this other country in line with the international standards for the exchange of information.

A (partial) refund of Netherlands dividend withholding tax is available to a holder of common shares resident in another EU member state, Norway, Iceland or Liechtenstein if (i) this holder of common shares is not subject to

Netherlands individual income tax or Netherlands corporate income tax with respect to the income from the common shares and (ii) such Netherlands dividend withholding tax is higher than the Netherlands individual income tax or Netherlands corporate income tax would have been had this holder of common shares been tax resident in the Netherlands, after taking into account a possible refund based on the Netherlands Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965) or a refund based on a treaty for the avoidance of double taxation with respect to taxes on income, and (iii) no credit based on a treaty for the avoidance of double taxation with respect to taxes on income is granted in the state in which the holder of common shares is tax resident, for the full amount of Netherlands dividend withholding tax withheld, and (iv) this holder of common shares does not have a similar function as an investment institution (fiscale beleggingsinstelling) or exempt investment institution (vrijgestelde beleggingsinstelling). Furthermore, a similar refund of Netherlands dividend withholding tax may be available to a holder of common shares resident in another country, under the additional conditions that (i) the common shares are considered portfolio investments for purposes of article 63 (taking into account article 64) of the Treaty on the functioning of the European Union and (ii) the Netherlands can exchange information with this other country in line with the international standards for the exchange of information.

U.S. residents

Residents of the United States that qualify for, and comply with the procedures for claiming benefits under, the Convention between the Kingdom of the Netherlands and the United States of America for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income 1992 (the US/NL Income Tax Treaty) may, under various specified conditions, be eligible for a reduction of the Dutch dividend withholding tax rate from 15% to 5% if the resident of the United States is a company which holds directly at least 10% voting power in Aegon N.V. The US/NL Income Tax Treaty provides, subject to certain conditions, for a complete exemption from, or refund of, Dutch dividend withholding tax for dividends received by exempt pension trusts and exempt organizations, as defined therein.

Beneficial Owner

A recipient of proceeds from the common shares will not be entitled to any exemption, reduction, refund or credit of Dutch dividend withholding tax if such recipient is not considered to be the beneficial owner of such proceeds. The recipient will not be considered the beneficial owner of these proceeds, if, in connection with such proceeds, the recipient has paid a consideration as part of a series of transactions in respect of which it is likely:

(a)	that the proceeds have in whole or in part accumulated, directly or indirectly, to a person or legal entity that would:

(i)	as opposed to the recipient paying the consideration, not be entitled to an exemption from dividend withholding tax; or

(ii)	in comparison to the recipient paying the consideration, to a lesser extent be entitled to a reduction or refund of dividend withholding tax; and

(b)

that such person or legal entity has, directly or indirectly, retained or acquired an interest in common shares or in profit-sharing certificates or loans, comparable to the interest it had in similar instruments prior to the series of transactions being initiated.

Reduction of Dutch Withholding Tax upon Redistribution of Foreign Dividends

Aegon N.V. must pay to the Dutch tax authorities all Dutch dividend withholding tax it withholds on dividends it distributed with respect to the common shares. Provided certain conditions are met, Aegon N.V. may apply a reduction with respect to the dividend withholding tax that it has to pay over to the Dutch tax authorities. This reduction can be applied if Aegon N.V. distributes dividends that stem from dividends Aegon N.V. itself has received from certain qualifying non-Dutch subsidiaries, provided these dividends received by Aegon N.V. are exempt from Dutch corporate income tax and were subject to a withholding tax of at least 5% upon distribution to Aegon N.V. The reduction is applied to the Netherlands dividend withholding tax that Aegon N.V. must pay to the Dutch tax authorities and not to the amount of the Dutch dividend withholding tax that Aegon N.V. must withhold. The reduction is equal to the lesser of

(i)	3% of the amount of the dividends distributed by Aegon N.V. that are subject to Dutch dividend withholding tax; and

(ii)	3% of the gross amount of the dividends received during a certain period from the qualifying non-Dutch subsidiaries.

The amount of the above mentioned reduction of the withholding tax will be reduced on a pro rata basis to the extent that Aegon N.V. distributes dividends to entities that are entitled to a refund of the Dutch dividend withholding tax. This reduction does not apply in respect of dividends paid to entities that own less than 5% of the nominal paid-up capital of Aegon N.V.

Corporate and Individual Income Tax

Residents of the Netherlands

If a holder is a resident or deemed to be a resident of the Netherlands for Dutch corporate income tax purposes and is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of an enterprise to which the common shares are attributable, income derived from the common shares and gains realized upon the redemption or disposal of the common shares are generally taxable in the Netherlands (at up to a maximum rate of 25% (reduced to 21.7% as of January 1, 2021)) under the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969).

If an individual is a resident or deemed to be a resident of the Netherlands for Dutch individual income tax purposes, income derived from the common shares and gains realized upon the redemption or disposal of the common shares are taxable at the progressive rates (at up to a maximum rate of 49.5%) under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001), if:

(i)

the individual is an entrepreneur (ondernemer) and has an enterprise to which the common shares are attributable or the individual has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the common shares are attributable; or

(ii)

such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include but are not limited to activities with respect to the common shares that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

If neither condition (i) nor condition (ii) above applies to the holder of the common shares, taxable income with regard to the common shares must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. This deemed return on income from savings and investments is fixed at a percentage of the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (January 1), insofar as the individual’s yield basis exceeds a certain threshold (heffingsvrij vermogen). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the holder of the common shares less the fair market value of certain qualifying liabilities on 1 January. The fair market value of the common shares will be included as an asset in the individual’s yield basis. The deemed return percentage to be applied to the yield basis increases progressively depending on the amount of the yield basis. The deemed return on income from savings and investments is taxed at a rate of 30%.

Non-residents of the Netherlands

If a person is not a resident nor is deemed to be a resident of the Netherlands for Dutch corporate or individual income tax purposes, such person is not subject to Dutch income tax in respect of income derived from the common shares and gains realized upon the redemption or disposal of the common shares, unless:

(i)

the person is not an individual and (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or a permanent representative the common shares are attributable, or (2) is (other than by way of securities) entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the common shares are attributable.

This income and these gains are subject to Dutch corporate income tax at up to a maximum rate of 25%.

(ii)

the person is an individual that (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the common shares are attributable, or (2) realizes income or gains with respect to the common shares that qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden) in the Netherlands which include activities with respect to the common shares that exceed regular, active portfolio management (normaal, actief vermogensbeheer), or (3) is (other than by way of securities) entitled to a share in the profits of an enterprise which is effectively managed in the Netherlands and to which enterprise the common shares are attributable.

Income and gains derived from the common shares as specified under (1) and (2) by an individual are subject to individual income tax at up to a maximum rate of 49.5%. Income derived from a share in the profits of an enterprise as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on income from savings and investments (as described above under “—Residents of the Netherlands”). The fair market value of the share in the profits of the enterprise (which includes the common shares) will be part of the individual’s Dutch yield basis.

Gift and Inheritance Tax

Residents of the Netherlands

Gift tax (schenkbelasting) or inheritance tax (erfbelasting) will be due in the Netherlands in respect of the acquisition of common shares by way of a gift by, or on behalf of, or on the death of, a holder of the common shares that is a resident or deemed to be a resident of the Netherlands for the purposes of the Netherlands Gift and Inheritance Tax Act 1956 (Successiewet 1956) at the time of the gift or his or her death. A gift made under a condition precedent is for the purposes of the Netherlands Gift and Inheritance Tax Act 1956 deemed to be made at the time the condition precedent is fulfilled and is subject to gift tax if the donor is, or is deemed to be, a resident of the Netherlands at that time.

A holder of Netherlands nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands Gift and Inheritance Tax Act 1956 if he or she has been resident in the Netherlands and dies or makes a gift within ten years after leaving the Netherlands. A holder of any other nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands Gift and Inheritance Tax Act 1956 if he or she has been resident in the Netherlands and makes a gift within a twelve-month period after leaving the Netherlands. The same twelve-month rule may apply to entities that have transferred their seat of residence out of the Netherlands

Non-residents of the Netherlands

No gift or inheritance tax will arise in the Netherlands in respect of the acquisition of common shares by way of a gift by, or as a result of the death of, a holder that is neither a resident nor deemed to be a resident of the

Netherlands for the purposes of the Netherlands Gift and Inheritance Tax Act 1956, However, inheritance tax will be due in the case of a gift of common shares by, or on behalf of, a holder who at the date of the gift was neither a resident nor deemed to be a resident of the Netherlands for the purposes of the Netherlands Gift and Inheritance Tax Act 1956, but such holder dies within 180 days after the date of the gift, and at the time of his or her death is a resident or deemed to be a resident of the Netherlands for the purposes of the Netherlands Gift and Inheritance Tax Act 1956. A gift made under a condition precedent is deemed to be made at the time the condition precedent is fulfilled.

Value added tax

In general, no value added tax will arise in respect of payments in consideration for the issue of the common shares or in respect of a cash payment made under the common shares, or in respect of a transfer of common shares.

Other taxes and duties

No registration tax, customs duty, transfer tax, stamp duty, capital tax or any other similar documentary tax or duty will be payable in the Netherlands by a holder of the common shares in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the common shares.

The proposed financial transactions tax (“FTT”)

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has a very broad scope and could, if introduced, apply to certain dealings in Aegon common shares (including secondary market transactions) in certain circumstances. Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State. The issuance and subscription of Aegon common shares should, however, be exempt.

However, the FTT proposal remains subject to negotiation between participating Member States. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional Member States may decide to participate.

Prospective holders of Aegon common shares are advised to seek their own professional advice in relation to the FTT.

DEBT SECURITIES OF AEGON N.V. AND AFC

Withholding tax

All payments made by Aegon N.V. under the debt securities may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein, provided that the debt securities do not in fact function as equity of Aegon N.V. within the meaning of article 10, paragraph 1, under d of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969).

However, as of January 1, 2021, Dutch withholding tax may apply on certain (deemed) payments of interest made to an affiliated (gelieerde) entity of Aegon N.V. if such entity (i) is considered to be resident of a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden), or (ii) has a permanent establishment located in such jurisdiction to which the interest is attributable, or (iii) is entitled to the interest payable for the main purpose or one of the main purposes to avoid taxation of another person, or (iv) is a hybrid entity, or (v) is not resident in any jurisdiction, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). Aegon N.V. will not be required to pay any additional amounts with respect to any amounts so withheld pursuant to the Dutch Withholding Tax Act 2021.

All payments made by AFC under the debt securities may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

Corporate and individual income tax

Residents of the Netherlands

If a holder is a resident or deemed to be a resident of the Netherlands for Dutch tax purposes and is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of an enterprise to which the debt securities are attributable, income derived from the debt securities and gains realized upon the redemption, settlement or disposal of the debt securities are generally taxable in the Netherlands (at up to a maximum rate of 25%).

If an individual is a resident or deemed to be a resident of the Netherlands for Dutch tax purposes, income derived from the debt securities and gains realized upon the redemption, settlement or disposal of the debt securities are taxable at the progressive rates (at up to a maximum rate of 49.5%) under the Dutch income tax act 2001 (Wet inkomstenbelasting 2001), if:

(i)

the individual is an entrepreneur (ondernemer) and has an enterprise to which the debt securities are attributable or the individual has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the debt securities are attributable; or

(ii)

such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include the performance by the individual of activities with respect to the debt securities that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

If neither condition (i) nor condition (ii) above applies to the holder of the debt securities, taxable income with regard to the debt securities must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. This deemed return on income from savings and investments is fixed at a percentage of the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (1 January), insofar as the individual’s yield basis exceeds a certain threshold (heffingvrij vermogen). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the individual less the fair market value of certain qualifying liabilities on 1 January. The fair market value of the debt securities will be included as an asset in the individual’s yield basis. The deemed return percentage to be applied to the yield basis increases progressively depending on the amount of the yield basis. The deemed return on income from savings and investments is taxed at a rate of 30%.

Non-residents of the Netherlands

If a person is not a resident nor is deemed to be a resident of the Netherlands for Dutch tax purposes, such person is not liable to Dutch income tax in respect of income derived from the debt securities and gains realized upon the settlement, redemption or disposal of the debt securities, unless:

(i)

the person is not an individual and such person (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the debt securities are attributable, or (2) is (other than by way of securities) entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the debt securities are attributable.

This income and these gains are subject to Dutch corporate income tax at up to a maximum rate of 25%.

(ii)

the person is an individual and such person (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the debt securities are attributable, or (2) realizes income or gains with respect to the debt securities that qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden) in the Netherlands, which activities include the performance of activities in the Netherlands with respect to the debt securities that exceed regular, active portfolio management (normaal, actief vermogensbeheer), or (3) is (other than by way of securities) entitled to a share in the profits of an enterprise which is effectively managed in the Netherlands and to which enterprise the debt securities are attributable.

Income derived from the debt securities as specified under (1) and (2) is subject to individual income tax at up to a maximum rate of 49.5%. Income derived from a share in the profits as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on income from savings and investments (as described above under “—Residents of the Netherlands”). The fair market value of the share in the profits of the enterprise (which includes the debt instruments) will be part of the individual’s Dutch yield basis.

Gift and Inheritance taxes

Residents of the Netherlands

Generally, gift and inheritance tax will be due in the Netherlands in respect of the acquisition of the debt securities by way of a gift by, or on behalf of, or on the death of, a holder of the debt securities that is a resident or deemed to be a resident of the Netherlands for the purposes of Netherlands gift and inheritance tax at the time of the gift or his or her death. A gift made under a condition precedent is deemed to be a made at the time the condition precedent is fulfilled and is subject to Netherlands gift and inheritance tax if the donor is, or is deemed to be a resident of the Netherlands at that time.

A holder of the debt securities of Netherlands nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax if he or she has been resident in the Netherlands and dies or makes a gift within ten years after leaving the Netherlands. A holder of the debt securities of any other nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift tax if he or she has been resident in the Netherlands and makes a gift within a twelve months period after leaving the Netherlands. The same twelve-month rule may apply to entities that have transferred their seat of residence out of the Netherlands.

Non-residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands in respect of the acquisition of the debt securities by way of a gift by, or as a result of, the death of a holder of the debt securities that is neither a resident nor deemed to be a resident of the Netherlands for the purposes of Netherlands gift and inheritance tax, unless in the case of a gift of the debt securities by, or on behalf of, a holder of the debt securities who at the date of the gift was neither a resident nor deemed to be a resident of the Netherlands, such holder of the debt securities dies within 180 days after the date of the gift, and at the time of his or her death is a resident or deemed to be a resident of the Netherlands. A gift made under a condition precedent is deemed to be made at the time the condition precedent is fulfilled.

Value added tax

In general, no value added tax will arise in respect of payments in consideration for the issue of the debt securities or in respect of the cash payment made under the debt securities, or in respect of a transfer of debt securities.

Other taxes and duties

No registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty, will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the debt securities.

The proposed financial transactions tax (“FTT”)

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in Aegon.debt securities (including secondary market transactions) in certain circumstances. The issuance and subscription of Aegon debt securities should, however, be exempt.

Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

However, the FTT proposal remains subject to negotiation between participating Member States. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional Member States may decide to participate.

TAXATION IN THE UNITED STATES

The following is a discussion of certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the common shares and debt securities of Aegon N.V. to U.S. Holders (as defined below) and the acquisition, ownership and disposition of debt securities of AFC to U.S. Holders and non-U.S. Holders (as defined below).

This discussion does not address the U.S. federal income tax consequences of every type of security which may be issued under this prospectus, such as warrants, units or purchase contracts. Specifically, this discussion addresses only U.S. federal income tax considerations relevant to the common shares of Aegon N.V. and to senior debt securities of Aegon N.V. or AFC that provide for interest unconditionally payable at least annually at a fixed rate, have a maturity not exceeding 30 years, and are properly treated for U.S. federal income tax purposes as debt of their issuer. For example, this discussion does not address U.S. federal income tax consequences of debt securities with certain characteristics or that may be subject to special considerations, such as:

•	debt securities that are convertible into common shares of Aegon N.V.;

•	debt securities that are issued in bearer form;

•	debt securities with contingent payments;

•	debt securities with variable rate payments;

•	debt securities with installment payments;

•	indexed debt securities where payments will be payable by reference to any index or formula;

•	debt securities with a reset of the interest rate;

•	debt securities that are callable by the issuer before their maturity, other than typical calls at a premium;

•	debt securities that are extendable at the option of the issuer or the holder;

•	debt securities where the issuer can be substituted or the terms varied without approval of the holders; and

•	debt instruments where interest and/or principal may be deferred or canceled without approval of the holders.

If we intend to issue a security of a type not described in this section, or if there are otherwise special tax consequences with respect to the security that are not covered herein, additional tax information will be provided in the prospectus supplement or pricing supplement for the applicable security.

This summary deals only with debt securities purchased for cash at their issue price (generally the first price at which a substantial amount of the debt securities is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) pursuant to the relevant offering. Furthermore, this summary deals only with purchasers of common shares or debt securities that will hold the common shares or debt securities as capital assets. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of common shares or debt securities by particular investors (including consequences under the alternative minimum tax or net investment income tax), and does not address state, local, non-U.S. or other tax laws. This summary also does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as certain financial institutions, insurance companies, individual retirement accounts and other tax-deferred accounts, persons subject to special rules for the taxable year of inclusion for accrual-basis taxpayers under Section 451(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), tax-exempt organizations, dealers in securities or currencies, investors that will hold the common shares or debt securities as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes, persons who acquire common shares pursuant to the exercise of any employee share option or otherwise as compensation; persons holding common shares or debts securities through partnerships or other pass-through entities or arrangements, persons that have ceased to be U.S. citizens or lawful permanent residents of the United States, persons that own (or are deemed to own) 10% or more of the voting shares of AFC or Aegon N.V., U.S. citizens or lawful permanent residents living abroad, U.S. Holders whose functional currency is not the U.S. dollar, U.S. Holders who hold debt securities of AFC through foreign intermediaries or U.S. Holders whose common shares or debt securities are held in connection with a trade or business conducted outside the United States.

This section is based on the Code, U.S. Treasury regulations (the “Treasury regulations”) and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

Each prospective investor should consult its tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of the common shares or debt securities.

For the purposes of this section, a “U.S. Holder” is a beneficial owner of common shares or debt securities that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

A “non-U.S. Holder” is a beneficial owner of common shares or debt securities that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds common shares or debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding common shares or debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them. Partners of partnerships holding common shares or debt securities should consult their tax advisors.

The discussion of U.S. federal income tax consequences set out below is for general information only and is not tax advice. All prospective purchasers should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the acquisition, ownership and disposition of the common shares or debt securities arising under other U.S. federal tax laws (including estate and gift tax laws), under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty.

This discussion assumes that Aegon N.V. is not, and will not become a passive foreign investment company (a “PFIC”), as discussed below under “Consequences to U.S. Holders of an Investment in Common Shares of Aegon N.V.—Passive Foreign Investment Company Considerations”.

Consequences to U.S. Holders of an Investment in Common Shares of Aegon N.V.

Distributions

The gross amount of distributions made by Aegon N.V. with respect to the common shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will be includible as dividend income in a U.S. Holder’s gross income in the year received, to the extent such distributions are paid out of Aegon N.V.’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because Aegon N.V. does not maintain calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations. Dividends received by non-corporate U.S. Holders may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that the shares are readily tradable on an established securities market in the United States or Aegon N.V. is eligible for the benefits of the income tax treaty between the United States and the Netherlands (the “Treaty”) and certain other requirements are met. In this regard, the common shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on the New York Stock Exchange, as are the common shares. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the common shares.

The amount of any distribution paid in a currency other than U.S. dollars (“foreign currency”) will be equal to the U.S. dollar value of such foreign currency, translated at the spot rate of exchange on the date such distribution is received, regardless of whether the payment is in fact converted into U.S. dollars at that time.

Dividends on the common shares generally will constitute foreign source income for foreign tax credit limitation purposes. Subject to certain complex conditions and limitations, Dutch taxes withheld on any distributions on common shares may be eligible for credit against a U.S. Holder’s federal income tax liability. If a refund of the tax withheld is available under the laws of the Netherlands (or if the tax withheld exceeds the amount applicable under the Treaty), the amount of tax withheld that is refundable (or that represents the excess portion) will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability and will not be eligible for the deduction against U.S. federal taxable income. If the dividends constitute qualified dividend income as discussed above, the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will generally be limited to the gross amount of the dividend, multiplied by the reduced rate applicable to the qualified dividend income, divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends on the common shares will generally constitute “passive category income.” The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming an itemized deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.

In general, upon making a distribution to shareholders, Aegon N.V. is required to remit all amounts withheld as Dutch dividend withholding tax to the Dutch tax authorities and, in such circumstances, the full amount of the taxes so withheld would generally (subject to certain limitations and conditions) be eligible for the U.S. Holder’s foreign tax deduction or credit as described above. The Dutch dividend withholding tax may not be creditable against a U.S. Holder’s U.S. federal income tax liability, however, to the extent that Aegon N.V. is allowed to reduce the amount of dividend withholding tax paid to the Dutch tax authorities by crediting withholding tax imposed on certain dividends paid to Aegon N.V. Currently, Aegon N.V. may, with respect to dividends received from qualifying non-Dutch subsidiaries, credit taxes withheld from those dividends against the Dutch withholding tax imposed on a dividend paid by Aegon N.V. up to a certain maximum amount. The credit reduces the amount of dividend withholding tax that Aegon N.V. is required to pay to the Dutch taxing authorities but does not reduce the amount of tax Aegon N.V. is required to withhold from dividends paid to U.S. Holders. For more detail, see “Taxation in the Netherlands—Common Shares of Aegon N.V.—Withholding tax—Reduction of Dutch Withholding Tax upon Redistribution of Foreign Dividends” above. In these circumstances, it is likely that the portion of taxes that Aegon N.V. is not required to pay to the Dutch tax authorities with respect to dividends paid to U.S. Holders would not qualify as a creditable tax for U.S. foreign tax credit purposes. U.S. Holders should consult their tax advisors regarding the general creditability or deductibility of Dutch withholding taxes.

Sale or Other Taxable Disposition of Common Shares

Upon a sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common shares disposed. Any such gain or loss generally will be treated as long term capital gain or loss if the U.S. Holder’s holding period in the common shares exceeds one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations. Gain or loss, if any, realized by a U.S. Holder on the sale or other disposition of common shares generally will be treated as U.S. source gain or loss for U.S. foreign tax credit limitation purposes.

A U.S. Holder’s initial tax basis in common shares generally will equal the cost of such common shares. If a U.S. Holder used foreign currency to purchase the common shares, the cost of the common shares will be the U.S. dollar value of the foreign currency purchase price on the date of purchase, translated at the spot rate of exchange on that date.

If the consideration received upon the sale or other disposition of common shares is paid in foreign currency, the amount realized will be the U.S. dollar value of the payment received, translated at the spot rate of exchange on the date of the taxable disposition. If the common shares are treated as traded on an established securities market, a cash basis U.S. Holder and an accrual basis U.S. Holder who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the U.S. Internal Revenue Service (“IRS”)) will determine the U.S. dollar value of the amount realized in foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. An accrual basis U.S. Holder that does not make the special election will recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) to the extent attributable to the difference between the exchange rates on the trade date and the settlement date.

Passive Foreign Investment Company Considerations

Aegon N.V. does not believe that it will be classified as a PFIC in the current taxable year or for the foreseeable future. The U.S. Treasury Department issued proposed regulations addressing several PFIC rules whereby a U.S. shareholder in certain non-PFICs may be treated as an indirect shareholder of any PFICs owned by such a non-PFIC. Although the proposed regulations may not be finalized in their current form, a taxpayer is generally permitted to apply these proposed regulations as long as the taxpayer does so consistently. Aegon N.V. does not believe that a U.S. Holder of common shares would be treated as an indirect shareholder of a PFIC, if any, in which Aegon N.V. owns equity. However, this belief would be subject to significant uncertainty if such U.S. Holder chose to apply these proposed regulations. Proposed U.S. Treasury regulations in general are subject to substantial review, comment and changes, and it cannot be concluded at this time that the proposed regulations will become effective in the form proposed.

Whether Aegon N.V. or any entities in which it owns equity is a PFIC is a factual determination that must be made annually after the close of each taxable year. If Aegon N.V. or an entity in which Aegon N.V. owns equity were treated as a PFIC and if a U.S. Holder were treated as an indirect shareholder of such a PFIC in any year during which a U.S. Holder owns equity in Aegon N.V., certain adverse tax consequences could apply to such U.S. Holder. Investors should consult their tax advisors with respect to any PFIC considerations.

Consequences to U.S. Holders of an Investment in Debt Securities of Aegon N.V. or AFC

Stated Interest

Interest paid on the debt securities (including additional amounts paid in respect of non-U.S. withholding taxes and without reduction for any amounts withheld), other than interest on a “discount note” (as defined below under “Original Issue Discount”) that is not “qualified stated interest”, generally will be includible in the gross income of a U.S. Holder as ordinary interest income at the time it is received or accrued, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. Qualified stated interest is generally interest that is unconditionally payable at least annually at a single fixed rate. Interest on debt securities issued by AFC generally will be U.S. source income. Interest on debt securities issued by Aegon N.V. generally will be

non-U.S. source income and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income. Any non-U.S. withholding tax paid by a U.S. Holder may be eligible for foreign tax credits (or deduction in lieu of such credits) for U.S. federal income tax purposes, subject to applicable limitations. The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisors regarding the availability of foreign tax credits.

If interest is paid in foreign currency, a U.S. Holder that uses the cash method of accounting for tax purposes will recognize interest income equal to the U.S. dollar value of the interest payment, based on the spot rate on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A cash basis U.S. Holder will not realize foreign currency exchange gain or loss on the receipt of stated interest income but may recognize exchange gain or loss (taxable as U.S. source ordinary income or loss) attributable to the actual disposal of the foreign currency received. A U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, may determine the amount recognized with respect to such interest in accordance with either of two methods. Under the first method, the U.S. Holder will recognize income for each taxable year equal to the U.S. dollar value of the foreign currency accrued for such year determined by translating such amount into U.S. dollars at the average spot rate in effect during the relevant interest accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the U.S. Holder’s taxable year). Alternatively, the accrual method U.S. Holder may make an election (which must be applied consistently to all debt instruments held by the electing U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and cannot be changed without the consent of the IRS) to translate accrued interest income at the spot rate on the last day of the accrual period (or the last day of the taxable year in the case of a partial accrual period), or at the spot rate on the date of receipt, if that date is within five business days of the last day of the accrual period. A U.S. Holder that uses the accrual method of accounting for tax purposes will recognize U.S. source foreign currency gain or loss (taxable as ordinary income or loss), on the date interest is received, equal to the difference between the U.S. dollar value of such payment, translated at the spot rate on the date the payment is received, and the U.S. dollar value of the interest previously included in income in respect of such payment.

Original Issue Discount

A debt security, other than a debt security with a term of one year or less (a “short-term note”), will be treated as issued at an original issue discount (“OID”, and a debt security issued with OID, a “discount note”) for U.S. federal income tax purposes if the amount by which the debt security’s “stated redemption price at maturity” exceeds its “issue price” is equal to or greater than a de minimis amount (generally, 0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). The stated redemption price at maturity of a debt security is the excess of the sum of all payments provided under the debt security other than qualified stated interest payments. The issue price of a debt security will be the first price at which a substantial amount of the debt security is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

A U.S. Holder generally will be required to include OID on a discount note in gross income (as ordinary income) on an annual basis under a constant-yield accrual method regardless of the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. As a result, U.S. Holders will generally include any OID in income in advance of the receipt of cash attributable to such income. Investors should consult their tax advisors to determine the U.S. federal income tax implications of the constant-yield method and the accrual of OID.

If a discount note is denominated in foreign currency, OID will be determined for any accrual period in foreign currency and then translated into U.S. dollars in accordance with either of the two alternative methods described under “Stated Interest” above. A U.S. Holder will recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) when such OID is paid (including, upon the disposition of the discount note, the receipt of proceeds that include amounts attributable to OID previously included in income) to the extent of the difference, if any, between the U.S. dollar value of the foreign currency payment received, determined based on the spot rate on the date such payment is received, and the U.S. dollar value of the accrued OID, as determined in the manner described above. For these purposes, all receipts on the discount note other than stated interest generally will be viewed first as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and second, as receipts of principal.

OID on a discount note issued by AFC will be treated as U.S. source income. OID on a discount note issued by Aegon N.V. will be treated as non-U.S. source income, and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income.

Short-Term Notes

In general, an individual or other cash method U.S. Holder of a short-term note (as defined above) is not required to accrue OID (as specially defined below for the purposes of this paragraph) unless the U.S. Holder elects to do so (but may be required to include any stated interest in income as the interest is received). If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the short-term note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant-yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for U.S. federal income tax purposes under the accrual method are required to accrue OID on a short-term note on a straight-line basis unless an election is made to accrue the OID under a constant-yield method (based on daily compounding).

For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term note are included in the short term’s stated redemption price at maturity. A U.S. Holder may elect to determine the OID as if the short-term note had been originally issued to the U.S. Holder at its purchase price. This election shall apply to all obligations with a maturity of one year or less acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Debt Securities Purchased at a Premium

A U.S. Holder that purchases a debt security for an amount in excess of its stated redemption price at maturity may elect to treat such excess as amortizable bond premium. If this election is made, the amount required to be included in the U.S. Holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to such year. In the case of a debt security that is denominated in foreign currency, amortizable bond premium will be computed in units of foreign currency and will reduce interest income in units of foreign currency. At the time amortizable bond premium offsets interest income, a U.S. Holder realizes U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between exchange rates at that time and at the time of the acquisition of the debt security. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder and is irrevocable without the consent of the IRS.

Sale, Exchange, Retirement or other Taxable Disposition of the Debt Securities

Upon the sale, exchange, retirement or other taxable disposition of a debt security, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized (other than amounts attributable to accrued and unpaid stated interest, which will be includible in income as ordinary interest income in accordance with the U.S. Holder’s method of tax accounting as described above) and the U.S. Holder’s adjusted tax basis in the debt security.

A U.S. Holder’s tax basis in a debt security generally will equal its “U.S. dollar cost”, increased by the amount of any OID included in the U.S. Holder’s income with respect to the debt security and reduced by the amount of any payments with respect to the debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on the debt security. The “U.S. dollar cost” of a debt security purchased with foreign currency generally will be the U.S. dollar value of the purchase price on the date of purchase.

The amount realized on the sale, exchange, retirement or other taxable disposition of a debt security for an amount of foreign currency will generally be the U.S. dollar value of that amount translated at the spot rate on the date of taxable disposition. If the debt security is traded on an established securities market, a cash basis taxpayer (and, if it elects, an accrual method taxpayer) will determine the U.S. dollar value of the amount realized on the settlement date of the disposition. If an accrual method taxpayer makes the election described above, such election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. An accrual method U.S. Holder that does not make the special election will recognize U.S. source foreign currency exchange gain or loss (taxable as ordinary income or loss) to the extent attributable to the difference between the exchange rates on the trade date and settlement date.

Gain or loss recognized by a U.S. Holder upon the sale, exchange, retirement or other taxable disposition of a debt security that is attributable to changes in currency exchange rates with respect to the principal thereof generally will be U.S. source ordinary income or loss and will equal to the difference between the U.S. dollar value of the U.S. Holder’s purchase price of the debt security in foreign currency determined on the date of the sale, exchange, retirement or other taxable disposition, and the U.S. dollar value of the U.S. Holder’s purchase price of the debt security in foreign currency, determined on the date the U.S. Holder acquired the debt security. The foreign currency exchange gain or loss with respect to principal and with respect to accrued and unpaid stated interest and, if any, accrued OID (which will be treated as discussed above under “Stated Interest,” or “Original Issue Discount,” as applicable) will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange, retirement or other taxable disposition of the debt security, and generally will be treated as U.S. source ordinary income or loss.

Any gain or loss recognized by a U.S. Holder in excess of foreign currency gain or loss recognized on the sale, exchange, retirement or other taxable disposition of a debt security generally will be U.S. source capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of the sale, exchange, retirement or other taxable disposition. In the case of a non-corporate U.S. Holder (including an individual), any such gain may be eligible for preferential U.S. federal income tax rates if the U.S. Holder satisfies certain prescribed minimum holding periods. The deductibility of capital losses is subject to limitations.

U.S. Holders should consult their tax advisors regarding how to account for payments made in a foreign currency with respect to the acquisition, sale, exchange, retirement or other taxable disposition of a debt security and the foreign currency received upon a sale, exchange, retirement or other taxable disposition of a debt security.

Information Reporting, Backup Withholding and Other Disclosure Requirements for U.S. Holders

Backup withholding and information reporting requirements may apply to certain payments of dividends, interest, OID, and to sale, exchange, retirement or redemption proceeds to U.S. Holders made with respect to the AFC debt securities and, with respect to the Aegon N.V. debt securities, within the United States or through certain U.S.-related financial intermediaries. A U.S. Holder may be subject to backup withholding if it fails to furnish the U.S. Holder’s taxpayer identification number, fails to certify that such U.S. Holder is not subject to backup withholding, or fails to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. Holders are not subject to the backup withholding and information reporting requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder generally may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Certain U.S. Holders that own “specified foreign financial assets” that meet certain U.S. dollar value thresholds generally are required to report information (on IRS form 8938) relating to such assets with their tax returns. The common shares and Aegon N.V. debt securities generally will constitute specified foreign financial assets subject to these reporting requirements unless the securities are held in an account at certain financial institutions. U.S. Holders who fail to report the required information could be subject to substantial penalties, and, in such circumstances, the statute of limitations for assessment of tax could be suspended, in whole or part. U.S. Holders are urged to consult their tax advisors regarding the application of these disclosure requirements to their ownership of the securities.

Treasury Regulations require the reporting to the IRS of certain foreign currency transactions giving rise to losses in excess of a certain minimum amount, such as the receipt or accrual of OID or interest on foreign currency debt securities, or the sale, exchange, retirement or other taxable disposition of common shares or debt securities or foreign currency received in respect thereof. U.S. Holders should consult their tax advisors to determine the tax return obligations, if any, with respect to an investment in the common shares or debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Prospective investors are urged to consult their tax advisors as to the application of the information reporting and other disclosure requirement rules to their particular circumstances, including any qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Consequences to non-U.S. Holders of an Investment in Debt Securities of AFC

Payments of Interest and OID

Interest (including for the purposes of this section “Consequences to non-U.S. Holders of an Investment in Debt Securities of AFC,” any OID) paid on a debt security to a non-U.S. Holder that is not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

•	the non-U.S. Holder does not, directly, indirectly, or constructively, own 10% or more of the total combined voting power of all classes of AFC voting stock;

•	the non-U.S. Holder is not a controlled foreign corporation related to AFC through direct, indirect, or constructive stock ownership; and

•

either (1) the non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. Holder, has received from the non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the non-U.S. Holder holds its debt security directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. Holder does not satisfy the requirements above, such non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. Holder resides or is established.

If interest paid to a non-U.S. Holder is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

A non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “Payments of Interest and OID”) unless:

•

the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding to Non-U.S. Holders

Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “Payments of Interest and OID.” However, information returns are required to be filed with the IRS in connection with any interest paid to the non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a debt security (including a retirement or redemption of the debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a debt security paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on common shares and payments of interest (including OID) on debt securities paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the debt securities.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) prohibit such employee benefit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (collectively, “Plans”), from engaging in certain transactions involving assets of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan (collectively, “Parties in Interest”). A violation of these “prohibited transaction” rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of a Plan should also consider whether an investment in securities offered hereby might constitute or give rise to a prohibited transaction under ERISA and the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to other federal, state, local or non-U.S. laws that are substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Laws”).

We and certain of our subsidiaries may be a Party in Interest with respect to a Plan if, for example, we or a subsidiary provides services to the Plan. Special caution should be exercised in that event, before securities offered hereby are purchased by the Plan. In particular, the fiduciary of the Plan should consider whether exemptive relief from the prohibited transaction provisions of ERISA and the Code is available under an applicable regulatory or administrative exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities where neither Aegon N.V. nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). In addition, the U.S. Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of securities offered hereby from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for certain transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank collective investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

Because of the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of any securities offered hereby on behalf of or with “plan assets” of any Plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of such securities and the availability of exemptive relief under the service provider exemption, Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or similar exemptions from Similar Laws. Purchasers of securities offered hereby have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code. The sale of any securities offered hereby to a Plan subject to ERISA or the Code or any Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in and outside the United States in one or more of the following ways:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The distribution of the securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The distribution of guarantees may also be carried out in connection with a consent solicitation to amend covenants relating to a subsidiary’s indebtedness. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Aegon Group in the ordinary course of business.

The prospectus supplement or, if applicable, the pricing supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of, or consideration payable for, the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers;

•	any commissions paid to agents;

•	any securities exchange on which the securities may be listed; and

•	any other information we think is important.

Sales through Underwriters or Dealers

If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if they purchase any. Underwriters may sell those securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of securities using this prospectus, the related prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement or, if applicable, the pricing supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If we use a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.

Direct Sales and Sales through Agents

We may also use this prospectus to directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

We may also sell the offered securities through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

We may authorize underwriters and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to agents and underwriters soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in the prospectus supplement.

Indemnification

Underwriters, dealers or agents participating in a distribution of securities using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.

LEGAL MATTERS

Certain matters of United States law relating to the securities offered through this prospectus will be passed upon for Aegon N.V. and AFC by Latham & Watkins LLP, New York, New York. Certain matters of Netherlands law relating to the securities offered through this prospectus will be passed upon for Aegon N.V. by Allen & Overy LLP, Amsterdam, the Netherlands.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Aegon maintains insurance to indemnify members of the Aegon N.V. Executive and Supervisory Boards and officers of Aegon. The concept of indemnification of directors of a company from liabilities arising from their actions as members of the executive or supervisory boards is, in principle, accepted in the Netherlands and sometimes is provided for in the company’s articles of association. Although the laws of the Netherlands do not contain any provisions in this respect, Article 28A.1 of the articles of association of Aegon N.V. does provide that Aegon N.V. will indemnify each current and former member of the Aegon N.V. Executive and Supervisory Boards against any and all liabilities, claims, judgments, fines and penalties incurred by such persons as a result of any action, investigation or other proceeding in relation to acts or omissions related to their capacity as an indemnified person, to the extent permitted by law and subject to certain limitations. Aegon N.V. has also contractually agreed to indemnify members of the Aegon N.V. Executive and Supervisory Boards and officers of Aegon N.V. The limited liability company agreement of AFC provides for indemnification of present and former officers and directors and any other representatives of AFC for actions taken at the request of AFC. Indemnification is to be made to the fullest extent legally permissible under and pursuant to any procedure specified by law against all expenses, liabilities and losses reasonably incurred or suffered by such persons in connection with those actions.

Any underwriter will agree, severally, to indemnify the directors of Aegon N.V. and AFC and their officers who sign this Registration Statement from and against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which such persons may be required to make in respect thereof, based on information supplied by such underwriter for use herein and in any prospectus supplement.

Item 9. Exhibits

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 10. Undertakings

(a)	The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Aegon N.V. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

In the case of Aegon N.V., to file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that Aegon N.V. includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this subparagraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by Aegon N.V. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned

Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b)

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Aegon N.V.’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement

4.1	Articles of Association of Aegon N.V., as amended and restated May 29, 2013(1)

4.2	1983 Amended Merger Agreement among Aegon and Vereniging AEGON, as amended and restated May 29, 2013(2)

4.3	Voting Rights Agreement, as amended and restated May 29, 2013(3)

4.4	Specimen Share Certificate(4)

4.5	Indenture dated as of October 11, 2001, among Aegon N.V., AEGON Funding Corp., AEGON Funding Corp. II and The Bank of New York Mellon Trust Company, N.A. as successor to Citibank, N.A., as Trustee(5)

4.6	Form of Guarantee (included in Exhibit 4.5)

4.7	Form of Warrant Agreement(6)

4.8	Form of Purchase Contract Agreement(7)

4.9	Form of Unit Agreement(8)

5.1	Opinion of Latham & Watkins, New York, New York

5.2	Opinion of Allen & Overy LLP, Amsterdam, the Netherlands

23.1	Consent of Latham & Watkins, New York, New York (included in Exhibit 5.1)

23.2	Consent of Allen & Overy LLP, Amsterdam, the Netherlands (included in Exhibit 5.2)

23.3	Consent of PricewaterhouseCoopers Accountants N.V., Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on signature pages with respect to Aegon N.V.)

25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. under the Trust Indenture Act of 1939 as amended on Form T-1 with respect to the Indenture dated as of October 11, 2001

(1)	Incorporated by reference to Form 6-K furnished to the SEC on June 4, 2013.
(2)	Incorporated by reference to Exhibit 4.1 to Form 20-F filed with the SEC on March 21, 2014.
(3)	Incorporated by reference to Exhibit 4.2 to Form 20-F filed with the SEC on March 21, 2014.
(4)	Incorporated by reference to Exhibit 4.2 to Form F-3 (file no. 333-71438) filed with the SEC on October 11, 2001.
(5)	Incorporated by reference to Exhibit 4.3 to Form F-3 (file no. 333-71438) filed with the SEC on October 11, 2001.
(6)	Incorporated by reference to Exhibit 4.12 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.
(7)	Incorporated by reference to Exhibit 4.13 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.
(8)	Incorporated by reference to Exhibit 4.14 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Aegon N.V., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Hague, The Netherlands, on the 23rd day of July 2020.

Aegon N.V.

By:	/s/ Eilard Friese
	Name:	EILARD FRIESE
	Title:	Chief Executive Officer and Chairman of the Executive Board

The officers and directors of Aegon N.V. whose signatures appear below hereby constitute and appoint J. Onno van Klinken, Jurgen H.P.M. van Rossum and Ed Beije, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to this Registration Statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, including registration statements filed in connection with this offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons (who comprise a majority of the Executive and Supervisory Boards) in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eilard Friese EILARD FRIESE	Chief Executive Officer and Chairman of the Executive Board (Principal Executive Officer)	July 23, 2020

/s/ Matthew J. Rider MATTHEW J. RIDER	Member of the Executive Board and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 23, 2020

/s/ William Connelly WILLIAM CONNELLY	Chairman of the Supervisory Board	July 23, 2020

/s/ Corien M. Wortmann-Kool CORIEN M. WORTMANN-KOOL	Vice-Chairman of the Supervisory Board	July 23, 2020

/s/ Mark Ellman MARK ELLMAN	Supervisory Board Member	July 23, 2020

/s/ Ben J. Noteboom BEN J. NOTEBOOM	Supervisory Board Member	July 23, 2020

Signature	Title	Date

/s/ Caroline Ramsay CAROLINE RAMSAY	Supervisory Board Member	July 23, 2020

/s/ Thomas Wellauer THOMAS WELLAUER	Supervisory Board Member	July 23, 2020

/s/ Dona D. Young DONA D. YOUNG	Supervisory Board Member	July 23, 2020

/s/ Karyn Polak KARYN POLAK	Authorized U.S. Representative	July 23, 2020

Pursuant to the requirements of the Securities Act of 1933, the Registrant, AEGON Funding Company LLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 23rd day of July 2020.

AEGON FUNDING COMPANY LLC.

By:	/s/ C. Michiel van Katwijk
Name:	C. MICHIEL VAN KATWIJK
Title:	President and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons (who comprise a majority of the Board of Directors) in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Michiel van Katwijk C. MICHIEL VAN KATWIJK	President and Chairman of the Board of Directors (Principal Executive Officer)	July 23, 2020

/s/ Jason Orlandi JASON ORLANDI	Special Counsel	July 23, 2020

/s/ Fredrick J. Gingerich FREDRICK J. GINGERICH	Treasurer	July 23, 2020